UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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salesforce.com, inc.

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Notice of the 2016 Annual Meeting and 2016 Proxy Statement

Thursday, June 2, 2016 at 2:00 p.m. local time

50 Fremont Street, San Francisco, California 94105

salesforce.com, inc.

The Landmark @ One Market

Suite 300

San Francisco, California 94105

April 21, 2016

Dear Fellow Stockholders:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of salesforce.com, inc. on Thursday, June 2, 2016 at 2:00 p.m. local time at 50 Fremont Street, San Francisco, California 94105.

At this year’s meeting, we will vote on the election of all of our directors, the amendment and restatement of our certificate of incorporation and the ratification of the selection of Ernst & Young LLP as Salesforce’s independent registered public accounting firm. We will also conduct a non-binding advisory vote to approve the compensation of Salesforce’s named executive officers. If properly presented at the meeting, we will also consider two stockholder proposals as described in the Notice of 2016 Annual Meeting of Stockholders and Proxy Statement. Finally, we will transact such other business as may properly come before the meeting. In addition, stockholders will have an opportunity to ask questions.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, by telephone or by mailing a completed proxy card (if you request printed copies of the proxy materials to be mailed to you). Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person. Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying Notice of 2016 Annual Meeting of Stockholders and Proxy Statement.

Thank you for your ongoing support of Salesforce. We look forward to seeing you at the Annual Meeting.

Aloha,

Marc Benioff

Chairman of the Board of Directors and

Chief Executive Officer

salesforce.com, inc.

The Landmark @ One Market

Suite 300

San Francisco, California 94105

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To be held Thursday, June 2, 2016

TO THE STOCKHOLDERS OF SALESFORCE.COM, INC.:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of salesforce.com, inc., a Delaware corporation (“Salesforce”), will be held on Thursday, June 2, 2016 at 2:00 p.m. local time at 50 Fremont Street, San Francisco, California 94105, for the following purposes:

1.	To elect Marc Benioff, Keith Block, Craig Conway, Alan Hassenfeld, Neelie Kroes, Colin Powell, Sanford Robertson, John V. Roos, Lawrence Tomlinson, Robin Washington, Maynard Webb and Susan Wojcicki to serve as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.	To approve the amendment and restatement of our Amended and Restated Certificate of Incorporation to clarify certain provisions related to the removal of directors;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2017;

4.	To approve, on an advisory basis, the fiscal 2016 compensation of our named executive officers;

5.	To consider a stockholder proposal to adopt a policy limiting Salesforce’s ability to provide change in control benefits to senior executives, if properly presented at the Annual Meeting;

6.	To consider a stockholder proposal to adopt a share retention policy applicable to senior executives, if properly presented at the Annual Meeting; and

7.	To transact such other business as may properly come before the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We are not aware of any other business to come before the Annual Meeting.

Only stockholders of record at the close of business on April 7, 2016 and their proxies are entitled to attend and vote at the Annual Meeting and any and all adjournments, continuations or postponements thereof.

All stockholders are invited to attend the Annual Meeting in person. Any stockholder attending the Annual Meeting may vote in person even if such stockholder returned a proxy. You will need to bring your Notice of Internet Availability of Proxy Materials, or other proof of ownership of Salesforce common stock as of the record date, as well as photo identification, to enter the Annual Meeting.

U.S. Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders over the Internet. This expedites stockholders’ receipt of proxy materials, lowers the annual meeting costs and conserves natural resources. Thus, we are mailing stockholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of the Proxy Statement and our 2016 Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials online, vote and obtain a paper copy of our proxy materials.

This Notice, the Notice of Internet Availability of Proxy Materials, the Proxy Statement and the 2016 Annual Report are being made available to stockholders on or about April 21, 2016.

By Order of the Board of Directors

Burke F. Norton

Chief Legal Officer, Chief of Corporate and Government Affairs and Secretary

San Francisco, California

April 21, 2016

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE ONLINE OR BY TELEPHONE OR, IF YOU REQUESTED PRINTED COPIES OF THE PROXY MATERIALS BE MAILED TO YOU, COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD USING THE RETURN ENVELOPE PROVIDED (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PROXY STATEMENT FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

2016 Proxy Statement	i

TABLE OF CONTENTS (CONTINUED)

ii	2016 Proxy Statement

ABOUT THE ANNUAL MEETING

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of salesforce.com, inc. (the “Board”) is soliciting your vote at Salesforce’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”). Unless otherwise indicated, references in this Proxy Statement to “Salesforce,” “we,” “us” and the “Company” refer to salesforce.com, inc.

When and where will the Annual Meeting take place?

The Annual Meeting will take place on Thursday, June 2, 2016 at 2:00 p.m. local time at 50 Fremont Street, San Francisco, California 94105.

Where can I access the proxy materials?

Pursuant to the rules of the Securities and Exchange Commission, or SEC, we have provided access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) has been sent to our stockholders of record and beneficial owners as of the record date, April 7, 2016. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Internet Notice.

By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Annual Meeting on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating such election.

What will I be voting on?

You will be voting on:

1.	The election of Marc Benioff, Keith Block, Craig Conway, Alan Hassenfeld, Neelie Kroes, Colin Powell, Sanford Robertson, John V. Roos, Lawrence Tomlinson, Robin Washington, Maynard Webb and Susan Wojcicki to serve as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.	The amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to clarify certain provisions related to the removal of directors;

3.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2017;
4.	An advisory vote to approve the fiscal 2016 compensation of our named executive officers;

5.	A stockholder proposal to adopt a policy limiting the Company’s ability to provide change in control benefits to senior executives;

6.	A stockholder proposal regarding a share retention policy for senior executives; and

7.	Any other business as may properly come before the Annual Meeting.

An agenda and rules of procedure will be distributed at the Annual Meeting.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	FOR each of Marc Benioff, Keith Block, Craig Conway, Alan Hassenfeld, Neelie Kroes, Colin Powell, Sanford Robertson, John V. Roos, Lawrence Tomlinson, Robin Washington, Maynard Webb and Susan Wojcicki;
•	FOR the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to clarify certain provisions related to the removal of directors;

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2017;

2016 Proxy Statement	1

ABOUT THE ANNUAL MEETING (CONTINUED)

•	FOR the advisory vote to approve the fiscal 2016 compensation of our named executive officers;

•	AGAINST the stockholder proposal to adopt a policy limiting the Company’s ability to provide change in control benefits to senior executives; and
•	AGAINST the stockholder proposal regarding a share retention policy for senior executives.

How many votes do I have?

You will have one vote for every share of Salesforce common stock you owned as of our record date of April 7, 2016.

How do I vote?

If you are a stockholder of record you may cast your vote in any of the following ways:

Internet

Visit www.envisionreports.com/CRM as described on your Internet Notice or Proxy Card.

Phone

Call 1-800-652-VOTE (8683) and follow the instructions provided in the recorded message.

Mail

Return your completed and signed Proxy Card in the enclosed postage-prepaid envelope.

In Person

See below regarding attendance at the Annual Meeting.

If you are a stockholder who holds shares through a brokerage firm, bank, broker-dealer, trust or other similar organization (that is, in street name), please refer to the instructions from your broker or organization serving as the recordholder.

What do I need to bring to attend and vote at the Annual Meeting?

A stockholder must bring the Internet Notice or other proof of ownership of Salesforce common stock as of the record date, as well as photo identification, for entrance to the Annual Meeting.

If you want to vote in person at the Annual Meeting and you hold your Salesforce common stock in street name, you must obtain a legal proxy from the broker or other organization and bring that proxy to the Annual Meeting.

2	2016 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE

DIRECTORS AND CORPORATE GOVERNANCE

Board and Corporate Governance Highlights

Salesforce has a Board of highly-experienced directors who have helped, advised, and established many of the premier companies of Silicon Valley and other leading global organizations. Our Board has taken a thoughtful approach to board composition to ensure that our directors have backgrounds that collectively add significant value to the strategic decisions made by the Company and that enable them to provide oversight of management to ensure accountability to our stockholders. Our directors have extensive backgrounds as entrepreneurs, technologists, operational and financial experts, investors, advisors, and government leaders. In addition, we have worked hard to strike the right balance between long-term understanding of our business and fresh external perspectives, as well as to ensure diversity within the boardroom. We discuss the qualitative elements of our Board in the “Board Members” section below, and a summary of key quantitative metrics is as follows:

In addition to a strong, independent Board, we are committed to a corporate governance structure that promotes long-term stockholder value creation by providing the right leadership structure and composition of the Board and providing our stockholders with both the opportunity to provide direct feedback and key substantive rights to ensure accountability. Key highlights of our Board and corporate governance profile are set forth below:

Corporate Governance Best Practices

✓     Board Composed of 83% Independent Directors

✓    Commitment to Board Refreshment (Six New Directors in Past Three Years)

✓    Lead Independent Director

✓    Annual Election of Directors

✓    Majority Voting for Directors

✓    Proxy Access Right

✓    Rigorous Director Selection Process

✓    Limit on Outside Directorships

✓    Fully Independent Committees

✓    Comprehensive Risk Oversight by Full Board and Committees

✓    Extensive Stockholder Engagement Program (Covering More than 50% of Shares in 2015)

✓    Stock Ownership Policy for Directors and Executive Officers

2016 Proxy Statement	3

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Board Members

The names and certain information about members of our Board as of March 31, 2016 are set forth below. There are no family relationships among any of our directors or executive officers.

Our directors serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified, subject to earlier resignation or removal. Please see Proposal 1 in this Proxy Statement for more information about the election of our directors.

Marc Benioff Chairman of the Board and Chief Executive Officer Age: 51 Director Since: 1999

Marc Benioff co-founded Salesforce in February 1999 and has served as our Chairman of the Board since inception. He has served as Chief Executive Officer since 2001. From 1986 to 1999, Mr. Benioff was employed at Oracle Corporation, an enterprise software company, where he held a number of positions in sales, marketing and product development, lastly as a Senior Vice President. Mr. Benioff also serves as Chairman of the Board of Salesforce.org, a non-profit public benefit corporation, The Salesforce.com Foundation, a philanthropic private foundation, and as a member of the board of trustees of the World Economic Forum. In the past five years, Mr. Benioff served as a director of Cisco Systems, Inc. Mr. Benioff received a B.S. in Business Administration from the University of Southern California, where he is also on the Board of Trustees.

Qualifications

Mr. Benioff’s vision and status as one of our founders, as well as his tenure as our Chief Executive Officer and Chairman of the Board, bring unique and invaluable experience to the Board. Further, his experience in sales, marketing and product development in the technology industry supports our conclusion that Mr. Benioff has the necessary and desired skills, experience and perspective to serve on our Board.

Keith Block Vice Chairman, President and Chief Operating Officer Age: 55 Director Since: 2013

Keith Block has served as our Vice Chairman, President and as a Director since joining Salesforce in June 2013, and has additionally served as our Chief Operating Officer since February 2016. Prior to that, Mr. Block was employed at Oracle Corporation from 1986 to June 2012 where he held a number of positions, most recently Executive Vice President, North America. Mr. Block currently serves on the World Economic Forum’s Information Technology Community as a Governor, the Board of Trustees for Carnegie-Mellon University, the Advisory Board at Carnegie-Mellon University Heinz Graduate School and the Board of Trustees at the Concord Museum. Mr. Block received both a B.S. in Information Systems and an M.S. in Management & Policy Analysis from Carnegie-Mellon University.

Qualifications

Mr. Block’s extensive background in the technology sector, global sales and business management, including his experience as an executive officer of another public technology company, supports our conclusion that Mr. Block has the necessary and desired skills, experience and perspective to serve on our Board.

4	2016 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Craig Conway Age: 61 Director Since: 2005 Committees: Compensation Real Estate (Chair) Mergers & Acquisitions

Craig Conway has served as a Director since October 2005. Mr. Conway served as President and Chief Executive Officer of PeopleSoft, Inc., an enterprise application software company, from 1999 to 2004. Mr. Conway also served as President and Chief Executive Officer of One Touch Systems from 1996 to 1999 and TGV Software from 1993 to 1996. Prior to that, Mr. Conway held executive management positions at a variety of leading technology companies, including Executive Vice President at Oracle Corporation. Mr. Conway currently serves as a director of Guidewire Software, Inc. During the past five years, Mr. Conway also served as a director of Advanced Micro Devices, Inc. and Pegasystems Inc. Mr. Conway received a B.S. in computer science and mathematics from the State University of New York at Brockport.

Qualifications

Mr. Conway’s extensive and broad background in business management, including his experience as president and chief executive officer of three technology companies, as well as his service on the boards of other publicly-held companies, supports our conclusion that Mr. Conway has the necessary and desired skills, experience and perspective to serve on our Board.

Alan Hassenfeld Age: 67 Director Since: 2003 Committees: Audit & Finance Nominating & Corporate Governance

Alan Hassenfeld has served as a Director since December 2003. Mr. Hassenfeld has been a Director of Hasbro, Inc., a provider of children’s and family entertainment products, since 1978. He served as its Chairman from 1989 to 2008, and also served as its Chairman and Chief Executive Officer from 1989 to 2003. Mr. Hassenfeld is a trustee of the Hasbro Charitable Trust and Hasbro Children’s Foundation. During the past five years, Mr. Hassenfeld also served as a director of Global Cornerstone Holdings Limited. He also serves as a director of Salesforce.org, a non-profit public benefit corporation. Mr. Hassenfeld received a B.A. from the University of Pennsylvania.

Qualifications

Mr. Hassenfeld has an extensive and broad background in business management, including his experience as a chief executive officer of a publicly traded company. This deep business knowledge, combined with the leadership roles he plays within many philanthropic organizations, supports our conclusion that Mr. Hassenfeld has the necessary and desired skills, experience and perspective to serve on our Board.

2016 Proxy Statement	5

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Neelie Kroes Age: 74 Director Since: 2016 (appointment effective May 1, 2016)

Neelie Kroes was appointed to the Board in March 2016 effective as of May 1, 2016. Ms. Kroes is the former Vice President of the European Commission, European Commissioner for Competition, and European Commission for Digital Agenda. Ms. Kroes served as Commissioner for Competition from 2004 to 2010 and as Vice President and Commissioner for Digital Economy and Society from 2010 to 2014. Prior to joining the European Commission, Ms. Kroes served in the Dutch House of Representatives and as State Secretary and Cabinet Minister. She is currently Special Envoy of StartupDelta, a public/private partnership to establish a thriving ecosystem of startup companies in the Netherlands. Ms. Kroes previously served on the boards of Lucent Netherlands, AB Volvo, and McDonald’s Netherlands and was chairperson of Nyenrode University. Ms. Kroes received her Masters of Science in Economics from Erasmus University.

Qualifications

Ms. Kroes brings valuable international and leadership expertise to our Board, and possesses an extensive background in cross-border technology, competition, and data security. This extensive experience, combined with her leadership positions in governmental organizations, supports our conclusion that Ms. Kroes has the necessary and desired skills, experience, and perspective to serve on our Board.

General Colin Powell Age: 79 Director Since: 2014 Committees: Nominating & Corporate Governance

General Colin Powell has served as a Director since March 2014. General Powell is a retired four star general and served for 35 years in the United States Army. He has served as U.S. National Security Advisor, Commander of the U.S. Army Forces Command, Chairman of the Joint Chiefs of Staff and was the 65th Secretary of State of the United States. General Powell is a member of the Board of Directors of the Council on Foreign Relations, the Chair of the Board of Visitors of the Colin Powell School for Civic and Global Leadership at the City College of New York and the Founder and Chairman Emeritus of the America’s Promise Alliance. Since 2005, General Powell has served as a strategic limited partner at Kleiner Perkins Caufield & Byers, a venture capital firm. General Powell received a B.S. from the City College of New York and an M.B.A. from The George Washington University.

Qualifications

General Powell has an extensive background in management and leadership, including at the highest levels of the U.S. government. This extensive experience, in addition to his leadership positions in various philanthropic organizations, supports our conclusion that General Powell has the necessary and desired skills, experience and perspective to serve on our Board.

6	2016 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Sanford Robertson Lead Independent Director Age: 84 Director Since: 2003 Committees: Audit & Finance Nominating & Corporate Governance (Chair) Real Estate Mergers & Acquisitions

Sanford Robertson has served as a Director since October 2003. Mr. Robertson has been an active technology investor and advisor to several technology companies. He is a principal of Francisco Partners, a technology buyout fund. Prior to founding Francisco Partners in 1999, Mr. Robertson was the founder and chairman of Robertson, Stephens & Company, a technology investment bank. Mr. Robertson was also the founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities, another prominent technology investment bank. Mr. Robertson currently serves as a director of Pain Therapeutics, Inc. and RPX Corporation, and in the past five years, served as a director of Dolby Laboratories, Inc. Mr. Robertson received a B.B.A. and an M.B.A. from the University of Michigan.

Qualifications

Mr. Robertson brings valuable financial expertise to our Board of Directors. His extensive experience in investment banking, private equity and capital markets transactions, as well as his service on the boards of other publicly held companies, supports our conclusion that Mr. Robertson has the necessary and desired skills, experience and perspective to serve on our Board.

John V. Roos Age: 61 Director Since: 2013 Committees: Compensation (Chair)

John V. Roos has served as a Director since September 2013. He served as the U.S. Ambassador to Japan from 2009 to 2013. Ambassador Roos currently serves as General Partner of Geodesic Capital, a later stage venture capital firm, and as CEO of The Roos Group, a strategic consulting firm facilitating relationships between businesses in the U.S. and Japan. Since April 2014, Ambassador Roos has also served as Senior Advisor to Centerview Partners, an international investment banking advisory firm, and since October 2013 he has served on the global advisory board of Mitsubishi UFJ Financial Group, a Japanese banking and financial network. From 1985 to 2009, Ambassador Roos practiced corporate and securities law at Wilson Sonsini Goodrich & Rosati, P.C., where he most recently served as Chief Executive Officer. Ambassador Roos also serves on the Board of Sony Corporation. Ambassador Roos received an A.B. in Political Science and a J.D. from Stanford University.

Qualifications

Ambassador Roos brings valuable international and strategic expertise to our Board of Directors, and possesses an extensive and broad background in management, leadership and law. This extensive experience supports our conclusion that Ambassador Roos has the necessary and desired skills, experience and perspective to serve on our Board.

2016 Proxy Statement	7

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Lawrence Tomlinson Age: 75 Director Since: 2003 Committees: Audit & Finance (Chair) Nominating & Corporate Finance Real Estate

Lawrence Tomlinson has served as a Director since May 2003. Mr. Tomlinson served as Treasurer of the Hewlett-Packard Company, a global provider of technology products, from 1993 to 2003, as well as Senior Vice President from 2002 to 2003 and Vice President from 1996 to 2002. During the past five years, Mr. Tomlinson has served as a director of Coherent, Inc. Mr. Tomlinson received a B.S. from Rutgers University and an M.B.A. from Santa Clara University.

Qualifications

Mr. Tomlinson brings extensive financial and leadership skills to our Board of Directors. He has a deep understanding of accounting principles and financial reporting rules and regulations, including how internal controls are effectively managed within organizations. Additionally, our Board’s determination that Mr. Tomlinson is the Audit Committee’s “financial expert,” as well as Mr. Tomlinson’s previous service on the boards and audit committees of other public companies, supports our conclusion that Mr. Tomlinson has the necessary and desired skills, experience and perspective to serve on our Board.

Robin Washington Age: 53 Director Since: 2013 Committees: Audit & Finance

Robin Washington has served as a Director since September 2013. Ms. Washington has served as Executive Vice President and Chief Financial Officer of Gilead Sciences, Inc., a biopharmaceutical company, since February 2014. She joined Gilead as Senior Vice President and Chief Financial Officer in 2008. From 2006 to 2007, Ms. Washington served as Chief Financial Officer of Hyperion Solutions, an enterprise software company. Prior to Hyperion, Ms. Washington served in a number of executive positions with PeopleSoft, Inc., a provider of enterprise application software. Ms. Washington currently serves as a director of Honeywell International, Inc. During the past five years, Ms. Washington has served as a director of MIPS Technology, Inc. Ms. Washington is a certified public accountant and received a B.A. in Business Administration from the University of Michigan and an M.B.A. from Pepperdine University.

Qualifications

Ms. Washington brings extensive experience in management, operations and accounting in the technology sector to our Board of Directors. Her financial expertise in tax, financial reporting, accounting and controls, corporate finance, mergers and acquisitions and capital markets, along with her service on the boards of other public companies, supports our conclusion that Ms. Washington has the necessary and desired skills, experience and perspective to serve on our Board.

8	2016 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Maynard Webb Age: 60 Director Since: 2006 Committees: Audit & Finance Compensation Merger & Acquisitions (Chair)

Maynard Webb has served as a Director since September 2006. Mr. Webb is the founder of Webb Investment Network, an early stage venture capital firm he started in 2010. From 2006 to 2011, Mr. Webb served as Chief Executive Officer of LiveOps, Inc., a provider of on-demand call center solutions. From 2002 to 2006, Mr. Webb served as Chief Operating Officer of eBay Inc., an online global marketplace. From 1999 to 2002, Mr. Webb served as President of eBay Technologies. Prior to that, Mr. Webb served as Senior Vice President and Chief Information Officer at Gateway, Inc., a computer manufacturer, and Vice President and Chief Information Officer at Bay Networks, Inc., a manufacturer of computer networking products. Mr. Webb currently serves as Chairman of the Board of Yahoo! Inc. and as a director of Visa Inc. Mr. Webb received a B.A.A. from Florida Atlantic University.

Qualifications

Mr. Webb brings extensive experience in management, engineering and technical operations to our Board of Directors. Additionally, his tenure in management positions at various technology companies, along with his service on the boards of other public companies, supports our conclusion that Mr. Webb has the necessary and desired skills, experience and perspective to serve on our Board.

Susan Wojcicki Age: 47 Director Since: 2014 Committees: Mergers & Acquisitions

Susan Wojcicki has served as a Director since December 2014. Ms. Wojcicki has served as Chief Executive Officer of YouTube, a digital video platform and subsidiary of Alphabet Inc. (previously Google Inc.), since February 2014. She joined Google as its marketing manager in 1999, and after serving in various positions in marketing, from April 2011 to January 2014, Ms. Wojcicki served as Google’s Senior Vice President of Advertising & Commerce. Prior to joining Google, she worked at Intel, and served as a management consultant at both Bain & Company and R.B. Webber & Company. During the past five years, Ms. Wojcicki has also served as a director of HomeAway, Inc. Ms. Wojcicki received an A.B. in History and Literature from Harvard University, an M.S. in Economics from the University of California, Santa Cruz and an M.B.A. from the University of California, Los Angeles.

Qualifications

Ms. Wojcicki brings extensive experience in management, operations and marketing in the technology sector to our Board of Directors. Additionally, her expertise in technology, brand building and product development supports our conclusion that Ms. Wojcicki has the necessary and desired skills, experience and perspective to serve on our Board.

Board Independence

The Board believes that it should consist of a substantial majority of independent directors. The Board has determined that, except for Mr. Benioff and Mr. Block, each of our directors has no material relationship with Salesforce and is independent within the meaning of the standards established by the New York Stock Exchange, or NYSE, as currently in effect. In making that determination, the Board considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and applied the following standards under NYSE rules, which provide that a director will not be considered independent if he or she:

•	is currently an employee of Salesforce or has an immediate family member who is an executive officer of Salesforce;

•	has been an employee of Salesforce within the past three years or has an immediate family member who has been an executive officer of Salesforce within the past three years;

•	has, or has an immediate family member who has, received within the past three years more than $120,000 during any twelve month period in direct compensation from Salesforce, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued
service), and other than a family member’s compensation for service as a non-executive employee;

•	is a current partner or employee of a firm that is Salesforce’s internal or external auditor; has an immediate family member who is a current partner of such a firm; has an immediate family member who is a current employee of such firm and personally works on Salesforce’s audit; or was, or has an immediate family member who was within the last three years, a partner or employee of such a firm and personally worked on Salesforce’s audit within that time;

•	has, or has an immediate family member who has, been employed as an executive officer of another company where any of Salesforce’s present executives have served on the other company’s compensation committee during the past three years; or

•	is currently employed as an executive officer or employee, or has an immediate family member who is currently employed as an executive officer, of another company that makes payments to, or receives payments from, Salesforce for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1 million or (b) 2% of such other company’s consolidated gross revenues.

2016 Proxy Statement	9

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Board Leadership Structure

Currently, the Company’s Chief Executive Officer, Marc Benioff, also serves as Chairman of the Board. The Board believes that its current leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing both the Board and management to benefit from Mr. Benioff’s leadership and years of experience in the Company’s business and the technology industry. Serving as both Chairman of the Board and Chief Executive Officer since 2001, Mr. Benioff has been the director most capable of effectively identifying strategic priorities, coordinating the board agenda to focus on discussions critical to the success of the Company and executing the Company’s strategy and business plans. Mr. Benioff possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company and its business. We believe this extensive Company-specific experience and expertise of our CEO, together with the outside experience, oversight and expertise of our independent directors, allows for differing perspectives and roles regarding strategy development that benefit our stockholders. Further, the Board believes that Mr. Benioff’s combined role enables decisive leadership, ensures clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees and customers. Given our strong business, operational and financial performance, the Board believes that stockholders are best served by continuing this leadership structure.

Importantly, the Board also has a strong and empowered Lead Independent Director who provides an effective independent voice in our leadership structure. The Lead Independent Director presides over the meetings of the independent directors, serves as a liaison between the independent directors and the Chairman of the Board and Chief Executive Officer, and has the authority generally held by a lead independent director and as the independent directors may determine from time to time. Sanford Robertson has served as the Lead Independent Director since June 2007, and his current two-year term will expire in June 2017.

Board Meetings and Director Communications

During the fiscal year ended January 31, 2016, or fiscal 2016, the Board held five meetings and each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by any of the committees of the Board on which such director served. Directors are also expected to attend our annual meeting of stockholders absent an unavoidable and irreconcilable conflict. In fiscal 2016, all but one director attended the annual meeting of stockholders.

The non-management members of the Board also meet in executive sessions without management present. At these sessions, the Lead Independent Director acts as Presiding Director. In the absence of the Lead Independent Director at any such executive session, the chair of the Audit and Finance Committee serves as Presiding Director.

Stockholders and other interested parties may communicate with the Lead Independent Director, or with any and all other members of the Board, by mail addressed to the intended recipient and care of our Corporate Secretary at salesforce.com, inc. The Landmark @ One Market, Suite 300, San Francisco, California 94105 (our “principal executive offices”) or by email to corporatesecretary@salesforce.com. The Corporate Secretary will periodically forward such communications or a summary thereof to the Board or the applicable director or directors.

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Corporate Governance and Board Committees

The Company and the Board regularly review and evaluate the Company’s corporate governance practices. The Board has adopted corporate governance principles that address the composition of, and policies applicable to, the Board, as well as a Code of Conduct applicable to all directors, officers and employees of the Company, including our Chief Executive Officer and Chief Financial Officer.

The Company’s corporate governance principles, set forth as Corporate Governance Guidelines, and its Code of Conduct are available in the Corporate Governance section of the Company’s website at www.salesforce.com/company/investor/governance/ or in print by contacting Investor Relations at our principal executive offices. Any substantive amendments to or waivers of the Code of Conduct relating to the executive officers or directors of the Company will be disclosed promptly on our website. The Company’s philosophy related to executive compensation is described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Board has also adopted a written charter for the Audit and Finance Committee (the “Audit Committee”), the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee charter is available in the Corporate Governance section of the Company’s website at www.salesforce.com/company/investor/governance/ or in print by contacting Investor Relations at our principal executive offices.

Summary of Director Experience, Qualifications, Attributes and Skills

The matrix below summarizes what our Board believes are desirable types of experience, qualifications, attributes and skills possessed by one or more of Salesforce’s directors, because of their particular relevance to the Company’s business and structure. While all of these were considered by the Board in connection with this year’s director nomination process, the following matrix does not encompass all experience, qualifications, attributes or skills of our directors.

	Significant technical or business experience in software industry.	Experience with cloud computing technology infrastructure.	Experience as CEO or other senior executive at another public company.	Experience as a director of another public company.	Leadership experience in sales and distribution.	Leadership experience in marketing and brand building.	Expertise in financial statements, accounting.	Professional experience in law.	Experience founding or growing new businesses directly or through venture capital work.	Diversity of gender, race, national origin, education, professional experience, viewpoint, etc.	Leadership experience in government or military.	Leadership experience involving international operations or relations.

Marc Benioff	✓	✓	✓	✓	✓	✓			✓			✓

Keith Block	✓		✓		✓							✓

Craig Conway	✓		✓	✓	✓	✓	✓		✓

Alan Hassenfeld			✓	✓	✓	✓			✓			✓

Neelie Kroes				✓						✓	✓	✓

Colin Powell				✓					✓	✓	✓	✓

Sanford Robertson				✓	✓		✓		✓

John V. Roos				✓				✓	✓		✓	✓

Lawrence Tomlinson			✓	✓			✓					✓

Robin Washington	✓		✓	✓			✓			✓

Maynard Webb	✓	✓	✓	✓					✓

Susan Wojcicki	✓	✓		✓		✓				✓

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DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Primary Committees of the Board of Directors

Director	Audit and Finance	Compensation	Nominating and Corporate Governance
Marc Benioff (Chairman & CEO)
Keith Block
Craig Conway		✓
Alan Hassenfeld	✓		✓
Neelie Kroes(1)
Colin Powell			✓
Sanford Robertson (Lead Independent Director)	✓		Chair
John V. Roos		Chair
Lawrence Tomlinson	Chair		✓
Robin Washington	✓
Maynard Webb	✓	✓
Susan Wojcicki
Total Meetings in Fiscal 2016	9	14	4
(1)	Neelie Kroes was appointed to the Board effective May 1, 2016.

Audit Committee.    The Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee: evaluates the independent registered public accountants’ qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; considers the rotation of partners of the independent registered public accounting firm on the Salesforce engagement team; reviews our consolidated financial statements; reviews our critical accounting policies and estimates; oversees our internal audit function; reviews with management and the Company’s independent auditors and internal auditors the adequacy of internal financial controls; oversees the Company’s financial and treasury policies, strategies and capital structure; annually reviews its charter and its performance; reviews and approves the scope of the annual audit and the audit fee; oversees management’s assessment and mitigation of enterprise risks, including cybersecurity risk; and discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements. The Audit Committee held nine meetings in fiscal 2016. The report of the Audit Committee is included in this Proxy Statement.

The current members of the Audit Committee are Messrs. Tomlinson, who is the committee chair, Hassenfeld, Robertson and Webb, and Ms. Washington. The Board has determined that all members of our Audit Committee meet the applicable tests for independence and the requirements for financial literacy under applicable rules and regulations of the NYSE and the SEC. The Board has further determined that Mr. Tomlinson is the Company’s audit committee financial expert as defined by the SEC.

Compensation Committee.    The Compensation Committee reviews and recommends policies relating to compensation and benefits of our executive officers, including: reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other executive officers; evaluating the performance of these officers in light of those goals and objectives; and setting compensation of these officers taking into account such evaluations. The Compensation Committee may delegate its authority to one or more subcommittees or to one member of the Compensation Committee. The Compensation Committee also oversees our equity and incentive-based plans and administers the issuance of stock options, restricted stock units and other awards under these plans. Although the Compensation Committee does not currently do so, it may delegate its authority to members of management to determine awards under the Company’s equity-based compensation plans for non-executive officer employees of the Company. The Compensation Committee has delegated authority to management to determine cash awards under our cash incentive plans for non-executive officers. The Compensation Committee also reviews and evaluates its performance including compliance with its charter, and prepares any report required under SEC rules. The Compensation Committee held fourteen meetings in fiscal 2016. The report of the Compensation Committee is included in this Proxy Statement.

The Compensation Committee has the authority to engage independent advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The Compensation Committee periodically engages an outside consultant to advise on compensation-related matters.

The current members of the Compensation Committee are Messrs. Roos, who is the committee chair, Conway and Webb. The Board has determined that all members of the Compensation Committee meet the applicable tests for independence under the applicable rules and regulations of the SEC and the NYSE.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is responsible

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DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

for: identifying individuals qualified to become members of the Board; recommending to the Board director nominees for each election of directors; developing and recommending to the Board criteria for selecting qualified director candidates; considering committee member qualifications, appointment and removal; recommending corporate governance principles applicable to the Company; and providing oversight in the evaluation of the Board and each committee. The Nominating and Corporate Governance Committee held four meetings in fiscal 2016.

The current members of the Nominating and Corporate Governance Committee are Messrs. Robertson, who is the committee chair, Hassenfeld, Powell and Tomlinson. The Board has determined that all members of the Nominating and Corporate Governance Committee meet the applicable tests for independence under the applicable rules and regulations of the NYSE.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating and Corporate Governance Committee regularly assesses the appropriate size, composition and needs of the Board and its respective committees and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Corporate Governance Committee through directors or management. If the Nominating and Corporate Governance Committee believes that the Board requires additional candidates for nomination, the Nominating and Corporate Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The evaluation of these candidates may be based solely upon information provided to the Nominating and Corporate Governance Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Nominating and Corporate Governance Committee deems appropriate, including the use of third parties to review candidates. In March 2016, Ms. Kroes was appointed to the Board effective May 1, 2016. She was initially identified and recommended by Mr. Benioff, our CEO, Chairman of the Board and a significant stockholder. She was then considered by the Nominating and Corporate Governance Committee, which recommended her appointment to the full Board for approval.

The Nominating and Corporate Governance Committee will evaluate and recommend candidates for membership on the Board consistent with criteria established by the committee. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective perspective and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. The Nominating and Corporate Governance Committee also focuses on diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee

believe that it is essential that the Board members represent diverse viewpoints. Director candidates also must have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all Board and committee responsibilities. Members of the Board are expected to prepare for, attend and participate in all Board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee will also seek appropriate input from the Chief Executive Officer from time to time in assessing the needs of the Board for relevant background, experience, diversity and skills of its members.

Stockholders may propose director candidates for general consideration by the Nominating and Corporate Governance Committee by submitting the individual’s name, qualifications, and the other information set forth in our bylaws applicable to director nominees by stockholders to the Secretary of the Company. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Other Committees.    Pursuant to the Company’s Bylaws, the Board may designate other standing or ad hoc committees to serve at the pleasure of the Board from time to time. For example, the Board has delegated certain authority to both a Real Estate Committee (comprised of Craig Conway (chair), Sanford Robertson and Lawrence Tomlinson) and a Mergers and Acquisitions Committee (comprised of Maynard Webb (chair), Craig Conway, Sanford Robertson and Susan Wojcicki). The Real Estate Committee met five times in fiscal 2016 and the Mergers and Acquisitions Committee met ten times in fiscal 2016.

Board’s Role in Risk Oversight.    The Board as a whole has responsibility for risk oversight. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The Audit Committee primarily oversees enterprise risks, including those associated with our financial statements, financial reporting, internal controls, accounting policies and cybersecurity. The Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and employee compensation generally. All committees receive regular reports from officers responsible for oversight of particular risks within the Company. The Board periodically receives reports by each committee chair regarding the committee’s considerations and actions.

Adoption of Proxy Access.    The Nominating and Corporate Governance Committee, after considering input received from stockholders, including during the Company’s stockholder engagement meetings, and other factors, recommended that the Board amend the Company’s Bylaws to implement procedures that allow a stockholder or a group of up to 20 stockholders that

2016 Proxy Statement	13

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

has continuously owned for at least three years 3% or more of the Company’s common stock to nominate and include in the Company’s proxy materials for an annual meeting of stockholders up to the greater of two directors or 20% of the total number of directors serving on the Board, provided the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. The Board amended the Bylaws to adopt this stockholder right of proxy access in March 2016.

Procedure for Nominating Directors for Election at an Annual Meeting or a Special Meeting.

Stockholders may nominate directors for election at an annual meeting or at a special meeting at which directors are to be elected, provided that the advance notice requirements for director nominations set forth in the Company’s Bylaws have been met. As summarized below, this advance notice provision requires a stockholder to give timely notice of a director nomination in proper written form to the Secretary of the Company at salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105, Attention: Corporate Secretary.

In order for a stockholder to give timely notice of a director nomination for an annual meeting (other than nominees submitted for inclusion in the Company’s proxy materials), the notice must be received by the Secretary of the Company at our principal executive offices not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. However, if no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the previous year’s annual meeting, then notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such annual meeting is first made. Director nominations to be made at the next annual meeting of stockholders must be received by the Secretary of the Company at the Company’s principal executive offices no earlier than February 5, 2017 or later than March 7, 2017.

In order for a stockholder to give timely notice of a director nomination for a special meeting at which directors are to be elected, the notice must be received by the Secretary of the Company at our principal executive offices not later than the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

In addition, our Bylaws provide that under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our annual meeting proxy statement. These “proxy access” provisions of our Bylaws provide, among other things, that a stockholder or group of up to twenty stockholders seeking to include director candidates in our annual meeting proxy statement must own 3% or more of our common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed the greater of (i) two or (ii) 20% of the number of directors in office and subject to election, or if such number is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%. If the number of stockholder-nominated candidates exceeds the maximum number of such candidates required to be included in the proxy materials, each nominating stockholder or group of stockholders may select one nominee for inclusion in our proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of our common stock held by each nominating stockholder or group of stockholders. The nominating stockholder or group of stockholders also must deliver the information required by our Bylaws, and each nominee must meet the qualifications required by our Bylaws. Requests to include stockholder-nominated candidates in our proxy materials for next year’s annual meeting must be received by the Corporate Secretary not earlier than the close of business on November 22, 2016 and not later than the close of business on December 22, 2016.

The requirements for providing advance notice of a director nomination, and for submitting director candidates to be included in our proxy materials for an annual meeting, as summarized above are qualified in their entirety by our Bylaws, which we recommend you read in order to comply with the requirements for making a director nomination.

Compensation of Directors

Under our compensation arrangement for non-employee directors, each non-employee director receives a fee of $12,500 per fiscal quarter. In addition, the chair of the Audit Committee receives an additional $10,000 per quarter, and the chair of each other Board committee receives an additional $5,000 per quarter. The Lead Independent Director also receives an additional $30,000 per year.

During fiscal 2016, each non-employee director received a quarterly grant of fully-vested shares of our common stock for service during the respective preceding quarter with a dollar value intended to approximate $125,000 based on the average recent trading price over a period of time before the grant date. All equity awards were made pursuant to our 2013 Equity Incentive Plan.

We reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with attending Board and committee meetings.

The Board periodically evaluates the compensation of our non-employee directors, including considering input from the Compensation Committee’s compensation consultant, and recommendations of the Nominating and Corporate Governance Committee.

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DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

The following table sets forth information concerning the compensation earned during fiscal 2016 by our Board members. The table excludes Messrs. Benioff and Block who are named executive officers of the Company and did not receive separate compensation as directors for fiscal 2016.

DIRECTOR COMPENSATION FOR FISCAL 2016 (1)

Name	Fees Earned or Paid in Cash	Stock Awards (2) (3)	Total
Craig Conway	$70,000	$534,493	$604,493
Alan Hassenfeld	$50,000	$534,493	$584,493
Colin Powell	$50,000	$534,493	$584,493
Sanford Robertson	$100,000	$534,493	$634,493
John V. Roos	$70,000	$534,493	$604,493
Lawrence Tomlinson	$90,000	$534,493	$624,493
Robin Washington	$50,000	$534,493	$584,493
Maynard Webb	$65,000	$534,493	$599,493
Susan Wojcicki	$50,000	$534,493	$584,493
(1)	Neelie Kroes was appointed to the Board, effective May 1, 2016, after the end of fiscal 2016.
(2)	Stock awards consist solely of grants of fully-vested shares of Salesforce common stock. The amounts reported are the aggregate grant date fair value, which is calculated by multiplying the number of shares subject to the stock grant by the closing price of one share of common stock on the date of grant. No directors held unvested stock awards as of the end of fiscal 2016.
(3)	During fiscal 2016, all directors received a stock award of fully-vested shares of Salesforce common stock on February 22, 2015, May 22, 2015, August 22, 2015, and November 22, 2015, with grant date fair values of $137,614.66, $139,668.62, $119,283.75, and $137,925.97, respectively.

Director Stock Ownership Requirement

In September 2015, the Board significantly increased the amount of stock ownership required for members of the Board. The Board’s stock ownership policy now provides that each non-employee director is required to attain, by the fifth anniversary of such director’s initial election to the Board, a minimum share ownership position of the lesser of (i) 7,500 shares of common stock or (ii) such number of shares of common stock having an aggregate value of $400,000 (increased from $200,000). As of April 1, 2016, all non-employee directors were in compliance with this stock ownership policy.

2016 Proxy Statement	15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 1, 2016 by: (i) all those known by us to be beneficial owners of more than five percent of the outstanding shares of our common stock; (ii) each of our directors and director nominees; (iii) each Named Executive Officer; and (iv) all current directors and executive officers as a group. This table is based on information provided to us or filed with the SEC by our directors and director nominees, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Except as set forth below, the address of each stockholder listed in the following table is salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105. Applicable percentage ownership in the following table is based on 677,692,445 shares of Salesforce common stock outstanding as of March 1, 2016, plus, as applicable, each holder’s options or other equity awards vesting or exercisable within 60 days thereof.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Five Percent Stockholders
FMR LLC (1)	99,634,751	14.7%
245 Summer Street, Boston, Massachusetts 02210
BlackRock, Inc. (2)	38,405,365	5.7%
55 East 52nd Street, New York, New York 10022
The Vanguard Group (3)	36,973,376	5.5%
100 Vanguard Blvd. Malvern, PA 19355
Directors and Named Executive Officers
Marc Benioff (4)	40,732,539	6.0%
Keith Block (5)	979,846	*
Craig Conway	11,246	*
Alexandre Dayon (6)	243,539	*
Parker Harris (7)	2,694,927	*
Alan Hassenfeld (8)	136,284	*
Mark Hawkins (9)	23,770	*
Neelie Kroes (10)	0	*
Burke Norton (11)	679,355	*
Colin Powell	41,009	*
Sanford R. Robertson	191,734	*
John V. Roos	18,934	*
Lawrence Tomlinson	31,734	*
Robin Washington	22,134	*
Maynard Webb (12)	46,397	*
Susan Wojcicki	9,556	*
Directors and Executive Officers as a Group (20 Persons) (13)	46,191,306	6.7%
*	Less than 1%.
(1)	Based upon a Schedule 13G/A filed with the SEC on February 12, 2016 by FMR LLC, on behalf of itself, Crosby Advisors LLC, FIAM LLC (formerly known as Pyramis Global Advisors, LLC), Fidelity Institutional Asset Management Trust Company (formerly known as Pyramis Global Advisors Trust Company), Fidelity Management & Research (Hong Kong) Limited, Fidelity Management Trust Company, Inc., FMR Co., Inc. and Strategic Advisers, Inc.
(2)

Based upon a Schedule 13G filed with the SEC on February 10, 2016 by BlackRock, Inc., on behalf of itself, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset

16	2016 Proxy Statement

SECURITY OWNERSHIP (CONTINUED)

Management Schweiz AG, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia), Limited BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd, BlackRock Life Limited and Xulu, Inc.
(3)	Based upon a Schedule 13G/A filed with the SEC on February 10, 2016 by The Vanguard Group on behalf of itself, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.
(4)	Includes 4,495,039 shares issuable upon the exercise of options that are vested and exercisable or, assuming continued service to the Company, will vest within 60 days of March 1, 2016. All other shares are held in the Marc R. Benioff Revocable Trust.
(5)	Includes 979,846 shares issuable upon the exercise of options that are vested and exercisable or, assuming continued service to the Company, will vest within 60 days of March 1, 2016.
(6)	Includes 239,733 shares issuable upon the exercise of options that are vested and exercisable or, assuming continued service to the Company, will vest and be exercisable, and upon the settlement of RSUs that will vest, assuming continued service to the Company, within 60 days of March 1, 2016.
(7)	Includes 617,975 shares issuable upon the exercise of options that are vested and exercisable or, assuming continued service to the Company, will vest and be exercisable, and upon the settlement of RSUs that will vest, assuming continued service to the Company, within 60 days of March 1, 2016. Also includes 2,046,179 shares held in trusts.
(8)	Includes 1,350 shares held by a family member.
(9)	Includes 17,249 shares issuable upon the exercise of options that are vested and exercisable or, assuming continued service to the Company, will vest and be exercisable, and upon the settlement of RSUs that will vest, assuming continued service to the Company, within 60 days of March 1, 2016.
(10)	Neelie Kroes was appointed to the Board effective May 1, 2016.
(11)	Includes 609,350 shares issuable upon the exercise of options that are vested and exercisable or, assuming continued service to the Company, will vest and be exercisable, and upon the settlement of RSUs that will vest, assuming continued service to the Company, within 60 days of March 1, 2016.
(12)	All shares held in a trust.
(13)	Includes 7,218,123 shares issuable upon the exercise of options that are vested and exercisable or, assuming continued service to the Company, will vest and be exercisable, and upon the settlement of RSUs that will vest, assuming continued service to the Company, within 60 days of March 1, 2016.

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EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain three equity compensation plans that provide for the issuance of shares of our common stock to our officers and other employees, directors and consultants: the 2004 Employee Stock Purchase Plan (the “ESPP”) and the 2013 Equity Incentive Plan (the “2013 Equity Plan”), which have both been approved by stockholders, and the 2014 Inducement Equity Incentive Plan (the “2014 Inducement Plan”), which has not been approved by stockholders. We previously maintained the 1999 Stock Option Plan, as amended (the “1999 Stock Option Plan”), which expired by its terms in April 2009. The expiration of the 1999 Stock Option Plan did not affect awards outstanding under it, which continue to be governed by the terms and conditions of the 1999 Stock Option Plan. We also previously maintained the 2004 Equity Incentive Plan and the 2004 Outside Directors Stock Plan (collectively, the “Prior Plans”), both of which had been approved by stockholders and both of which we replaced with the 2013 Equity Plan when that plan was established in June 2013, and the 2006 Inducement Equity Incentive Plan (the “Prior Inducement Plan”), which had not been approved by stockholders and was replaced with the 2014 Inducement Plan when that plan was established in July 2014. We no longer grant new awards out of the Prior Plans or the Prior Inducement Plan, but the Prior Plans and the Prior Inducement Plan continue to govern awards previously granted under such plans. We have also assumed certain plans in connection with acquisitions, which plans have not been approved by Salesforce’s stockholders.

The following table sets forth information regarding outstanding stock options and restricted stock units as well as shares reserved for future issuance under the foregoing plans as of January 31, 2016:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	45,753,838(2)	$31.96	53,078,156(3)
Equity compensation plans not approved by stockholders	1,799,545(4)	$8.49	646,548(5)

Total	47,553,383	$31.07	53,724,704
(1)	The weighted average exercise price of outstanding options, warrants and rights includes the purchase price of $0.001 per restricted stock unit.
(2)	Consists of options granted under the 1999 Stock Option Plan as well as options and restricted stock units granted under the 2004 Equity Plan and the 2013 Equity Plan.
(3)	Consists of 6,844,796 shares available under the ESPP and 46,233,360 shares available under the 2013 Equity Plan. Offerings under the ESPP were authorized by the Board of Directors in September 2011.
(4)	Consists of shares issuable under the 2014 Inducement Plan, the Prior Inducement Plan and the following plans which have been assumed by us in connection with certain of our acquisition transactions: the Radian6 Technologies Inc. Third Amended and Restated Stock Option Plan assumed by us with our acquisition of Radian6 Technologies, Inc. in May 2011; the Assistly, Inc. 2009 Stock Plan assumed by us with our acquisition of Assistly, Inc. in September 2011; the Model Metrics, Inc. 2008 Stock Plan assumed by us with our acquisition of Model Metrics, Inc. in December 2011; the 2Catalyze, Inc. Second Amended 2008 Stock Option Plan assumed by us with our acquisition of 2Catalyze, Inc. d/b/a Rypple in February 2012; the Buddy Media, Inc. 2007 Equity Incentive Plan assumed by us with our acquisition of Buddy Media, Inc. in August 2012; the Goinstant, Inc. Stock Option Plan assumed by us with our acquisition of Goinstant, Inc. in September 2012; the EdgeSpring, Inc. 2010 Equity Incentive Plan assumed by us with our acquisition of EdgeSpring, Inc. in June 2013; the ExactTarget, Inc. 2004 Stock Option Plan and the ExactTarget, Inc. 2008 Equity Incentive Plan assumed by us with our acquisition of ExactTarget, Inc. in July 2013; and the RelateIQ, Inc. 2011 Stock Plan assumed by us with our acquisition of RelateIQ, Inc. in August 2014. Does not include equity plans assumed after January 31, 2016.
(5)	Consists of the 2014 Inducement Plan. The material features of this plan are described below.

Material Features of the 2014 Inducement Equity Incentive Plan

The 2014 Inducement Plan was established by the Board in July 2014 with the purpose of attracting, retaining and incentivizing employees in furtherance of Salesforce’s success. In accordance with NYSE rules, this plan is used to offer equity awards as material inducements for new employees to join Salesforce, typically in connection with acquisitions. As of July 2014, 335,000 shares of common stock were reserved solely for the granting of inducement stock options, restricted stock, restricted stock units and other awards. In addition, 319,957 shares that were previously authorized for issuance under the Prior Inducement Plan as of July 9, 2014 were added to the 2014 Inducement Plan and any shares subject to outstanding awards under the Prior Inducement Plan that, after

July 9, 2014, otherwise would have returned to the Prior Inducement Plan under its terms (for example, due to the expiration or forfeiture of an award under the Prior Inducement Plan) will become available for issuance under the 2014 Inducement Plan, provided that the maximum number of such shares will not exceed 2,750,000. The 2014 Inducement Plan provides for the granting of stock options with exercise prices equal to the fair market value of our common stock on the date of grant. The Company has also granted restricted stock unit awards under the 2014 Inducement Plan. As of January 31, 2016, 646,548 shares of Salesforce common stock remained available for issuance under the 2014 Inducement Plan.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of our executive compensation program, including the compensation of our CEO and other Named Executive Officers, providing an overview of our executive compensation philosophy, policies and practices. It describes how and why the Compensation Committee of the Board (the “Compensation Committee” or “Committee”) arrived at specific executive compensation decisions for and during fiscal 2016 (February 1, 2015 – January 31, 2016) and key factors the Committee considered in making those decisions.

Executive Summary

Fiscal 2016 Financial and Business Highlights

Salesforce is unique as both a high growth and top 10 software company. In fiscal 2016, we joined the Fortune 500 and, based on our fiscal 2016 revenues, we are the sixth largest enterprise software company in the world. Key financial results from fiscal 2016 are highlighted below:

Salesforce is also unique in that giving back is part of our culture and, as Salesforce grows, so does our ability to give back. Since inception, the Salesforce Foundation (a separate 501(c)3 organization), Salesforce.org (a separate non profit public benefit corporation), and Salesforce have together given nearly $120 million in grants, employees of these organizations have given more than 1,300,000 volunteer hours to the community, and discounted or free Salesforce service offerings now reach nearly 28,000 nonprofits and educational organizations.

2016 Proxy Statement	19

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

CEO Pay Down 16%; Shift to Performance-Based Equity for CEO; Total Stockholder Return of 21%

We made significant changes to our CEO’s compensation in fiscal 2016, taking into account feedback we received from stockholders. The most significant change from fiscal 2015 to fiscal 2016 was to transition from an option-based long-term equity plan to one where over 60% of the CEO’s equity compensation (52% of his total compensation) was delivered through performance-based restricted stock units, or PRSUs. In addition, our CEO’s overall compensation was reduced by 16% while the Company delivered Total Stockholder Return (“TSR”) of 21%. We have maintained our commitment to at-risk compensation, with 91% of the CEO’s compensation being performance-based or equity compensation. The components of CEO compensation for fiscal years 2015 and 2016 are set forth in the following chart:

Total CEO compensation for fiscal years 2012-2016 compared to the Company’s stock price over that period is set forth in the following chart:

*	All amounts shown are determined in accordance with SEC rules for compensation disclosure, as those amounts are shown in the Summary Compensation Table. For equity compensation, amounts reflect the grant date fair value used for accounting purposes. The actual value ultimately realized by our CEO may be higher or lower than the amounts determined under these rules.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Return to Stockholders

The Company has delivered significant long-term TSR, outperforming both the broader market and the technology industry as reflected by the Nasdaq Computer & Data Processing Index. The following chart shows how a $100 investment in Salesforce on January 31, 2011 would have grown to $211 on

January 31, 2016. The chart also compares the TSR on an investment in the Company’s common stock to the same investment in the S&P 500 Index and the Nasdaq Computer & Data Processing Index over the last five fiscal years.

Data for the Standard & Poor’s 500 Index and the Nasdaq Computer & Data Processing Index assume reinvestment of dividends. The comparisons in the graph above are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

2016 Proxy Statement	21

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Stockholder Outreach and Feedback

Following the 2015 Annual Meeting, we undertook a significant engagement initiative with our larger institutional stockholders to better understand their perspectives on our executive compensation practices and related governance topics. This effort supplemented ongoing communications between our management and stockholders regarding the Company’s financial performance, and expanded upon the outreach to stockholders prior to and in connection with our 2015 Annual Meeting. Our objective was to gain a better understanding of stockholders’ views on our executive compensation practices and on executive compensation best practices generally, as well as related governance topics. We seek to develop a strong foundation for sustained, long-term and robust stockholder engagement on compensation and governance topics.

During this outreach, we had discussions with investors representing more than 50% of our outstanding shares and received their feedback on our executive compensation practices and corporate governance policies.

This effort generated important feedback for our Compensation Committee and the full Board, and was taken into account when making decisions after the 2015 Annual Meeting regarding compensation changes for our CEO’s and our other Named Executive Officers’ compensation. It also influenced actions by our Board on other corporate governance matters. A summary of the feedback received and the actions taken is set forth below:

What We Heard	What We Did
Concerns regarding quantum of total CEO pay	Decreased total CEO compensation by 16% in fiscal 2016 Froze CEO salary from fiscal 2016 to fiscal 2017 (i.e. the first fiscal year for which salaries were set after receiving this feedback)
Increase portion of performance-based compensation for CEO	Introduced performance-based RSUs for our CEO, which comprised 64% of the value of our CEO’s FY 2016 long-term (equity) compensation and 52% of the CEO’s overall FY 2016 compensation
Maintain rigorous performance metrics

Maintained rigorous performance targets for our fiscal 2016 cash incentive plan, which exceeded both guidance and prior year’s targets and actual results

For our CEO, introduced performance-based RSUs with the following characteristics:

•   Relative TSR performance metric

•   Target earned only if above median, at 60th percentile

•   Payout capped at 200% of target, and maximum only earned at 99th percentile TSR

•   No payout if performance below 30th percentile TSR

•   No payout above target if absolute TSR is negative

•   Payout is skewed: each percentile of performance above target increases payout less than the amount it is decreased if performance is below target

Continue to ensure incentives are aligned with stockholder interests	Introduced performance-based RSUs for our CEO, as set forth above Increased share ownership requirements for the Board and executives
Improve compensation disclosure within the proxy	Provided additional clarity and transparency within the proxy on compensation matters
Implement stockholder right to proxy access	Amended bylaws to provide for proxy access right
Board refreshment and diversity	Appointed two highly qualified directors to the Board during the last 16 months Percentage of diverse directors increased from 18% before these appointments to 33% after these appointments

We believe that these actions advanced our compensation practices and governance in a manner responsive to the input we received from our stockholders and in a manner appropriate for our Company. We will continue to review our compensation and governance practices and engage in significant dialogue with investors going forward.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation and Governance Practices and Policies

We endeavor to maintain strong governance standards in our policies and practices related to executive compensation. Below is a summary of key executive compensation and corporate governance practices in place during fiscal 2016.

What We Do	What We Don’t Do
✓ Actively engage in year-round dialogue with our stockholders to incorporate feedback into our compensation programs	× No individual Supplemental Executive Retirement Plans
✓ Significant portion of compensation for Named Executive Officers is in the form of at-risk compensation	× No stock option repricing
✓ Provide appropriate mix of fixed and variable pay	× No hedging or pledging of our securities
✓ Stringent stock ownership requirements for executives and directors	× No tax gross-ups upon a change of control
✓ Annual advisory vote on executive compensation
✓ Compensation Committee composed entirely of independent directors
✓ Regular reviews of executive compensation and peer group data
✓ Maintain a compensation clawback policy
✓ Use an independent compensation consultant

Named Executive Officers

This Compensation Discussion and Analysis provides information regarding the fiscal 2016 compensation program for our “Named Executive Officers,” which were our principal executive officer, our principal financial officer and the four next most highly-compensated executive officers during the fiscal year. Specifically, these individuals were:

•	Marc Benioff, Chairman of the Board and Chief Executive Officer (“CEO”);

•	Mark Hawkins, Chief Financial Officer (“CFO”);

•	Keith Block, Vice Chairman, President and Chief Operating Officer;

•	Alexandre Dayon, President and Chief Product Officer;

•	Parker Harris, Co-Founder; and

•	Burke Norton, Chief Legal Officer and Chief of Corporate and Government Affairs.

Compensation Philosophy, Objectives and Challenges

Philosophy and Objectives.    Our compensation philosophy is driven by our objective to attract and retain the right talent needed to lead our Company in a dynamic, innovative and extremely competitive environment and to strongly align the interests of our executives with those of our stockholders. To accomplish this, we use compensation structures with strong links to Company performance as reflected in the performance of our common stock and other metrics of Company performance. Our executive compensation is aligned with our overall business strategies, with a focus on driving growth and long-term value for our stockholders.

Our executive compensation program is structured to use a mix of base salary, short-term performance-based cash bonus awards and long-term equity compensation awards to incentivize and reward those individuals who make the greatest contributions to our Company performance and creation of stockholder value over time. Within this mix, by far the largest portion is in the form of long-term equity grants.

For our CEO, for fiscal 2016 this means that the largest component of compensation was in the form of performance-based restricted stock units, or PRSUs, as discussed in more detail below, with payout tied to our relative TSR over three years. For our other Named Executive Officers, this means that the greatest proportion of fiscal 2016 compensation was in the form of equity and therefore directly tied to increases in stockholder value over the long term.

2016 Proxy Statement	23

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Challenges. We operate in a highly competitive market and industry and we face challenges in hiring and retaining executives due to a number of factors, including:

•	Highly Competitive Cloud Computing Industry — We are a pioneer in the innovative and highly competitive enterprise cloud computing market. We are, however, an established, large public company, and some prospective executives may believe there is less opportunity to realize significant appreciation through equity compensation at an established public company of our size, as compared with a privately-held start-up or early stage public company.

•	Fiercely Competitive Employee Retention Environment — In the technology industry, there is substantial and continuous competition for executive officers with the experience and aptitude to motivate and lead engineers in designing, developing and managing software and Internet-related services, as well as qualified sales and operations personnel familiar with the technology industry. Our headquarters are located in the San Francisco Bay Area, where competition for executive talent is particularly fierce. Further, our success has made our employees and executives more attractive as candidates for employment with other companies, and they are subject to significant ongoing recruiting efforts by other companies in the technology industry.

•	High Growth — We are a high growth company that continues to experience rapid changes to our technology, personnel and business tactics. We have experienced rapid growth in the geographic breadth and technical scope of our operations, along with the number of personnel we employ. Not all executives desire or are suited to manage in such an environment, making the services of our current executives more valuable and in some cases hindering our efforts to recruit new executives.

•	Executive Background — Typically, we hire experienced executives with specific skills in key functional areas who have worked in a high growth environment comparable to ours. The number of executives with the most desirable experience is relatively low and proven executives are difficult to find. We have expanded our recruiting efforts both geographically and into other industries and sectors, which leads to increased complexity in recruiting efforts and has required us to be more flexible with our executive compensation packages.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation Elements and Compensation for Named Executive Officers

We award cash compensation to Named Executive Officers in the form of base salaries and annual cash bonuses, equity compensation to Named Executive Officers in the form of stock options and RSUs, and in the case of our CEO, PRSUs. To a lesser extent, we also provide certain other benefits, generally consistent with what we provide to other employees, all as described further below. We believe that each of these compensation elements is necessary to attract and retain individuals in a very competitive market for executive talent. A description of each of the components, the related metrics and the rationale are set forth in the following table:

Base Salaries

We believe we must offer competitive base salaries to attract, motivate and retain all employees, including our executives. The Compensation Committee has generally set the base salaries for our executives, including the Named Executive Officers other than our CEO, based on three primary factors:

•	a comparison to the base salaries paid by the companies in the compensation peer group;

•	the overall compensation that each executive may potentially receive during his or her employment with us; and

•	generally, internal parity with the base salaries for other executives who are peers in reporting structure and level of responsibility.

The Compensation Committee set executive officers’ base salaries for fiscal 2016 in November 2014, near the end of fiscal 2015. The Committee considered the need to retain executive talent and the highly competitive market for executive talent, and considered analysis and advice of its compensation consultant. The Compensation Committee determined that modest increases to the Named Executive Officers’ base salaries would assist with retention of those officers. The Compensation Committee also considered the importance of internal parity with respect to similarly situated executives, and determined it would be appropriate to continue using a simplified tiered approach for senior executive cash compensation, under which similarly situated executives would generally have similar base salaries and target cash bonus opportunities.

2016 Proxy Statement	25

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Based on this review and discussions with its compensation consultant, the Compensation Committee set the base salaries of the Named Executive Officers to those shown in the table below, effective February 1, 2015:

Named Executive Officer	Fiscal 2016 Base Salary
Mr. Benioff	$1,550,000
Mr. Hawkins	$700,000
Mr. Block	$1,077,000
Mr. Dayon	$700,000
Mr. Harris	$700,000
Mr. Norton	$700,000

Fiscal 2016 base salaries represented increases over fiscal 2015 levels of 7.6% for Mr. Benioff and 7.7% for Mr. Block, Mr. Harris, Mr. Dayon, Mr. Hawkins and Mr. Norton. The relative size of these increases reflects a focus on internal parity with respect to similarly situated executives and the increases were determined to be appropriate due to these executives’ paramount role in the Company’s continuing growth and success, the increase in the size and complexity of the Company’s business, and the Company’s overall performance in fiscal 2015, including its significant revenue growth.

In November 2015, the Compensation Committee conducted a review of our executive compensation program for purposes of determining the base salaries and bonus opportunity for our executives for fiscal 2017. The Compensation Committee also considered overall Company and individual performance and the roles and responsibilities of each of our executives as well as considerations of internal parity with respect to similarly situated executives. For fiscal 2017, the Compensation Committee set base salaries for the Named Executive Officers, effective February 1, 2016, as follows:

Named Executive Officer	Fiscal 2017 Base Salary	Change from Fiscal 2016
Mr. Benioff	$1,550,000	No change
Mr. Hawkins	$750,000	7%
Mr. Block	$1,150,000	7%
Mr. Dayon	$900,000	29%
Mr. Harris	$900,000	29%
Mr. Norton	$750,000	7%

Performance-Based Cash Bonuses

The Company provides short-term, performance-based cash bonus awards linked to achievement against certain corporate performance goals under the Company’s broad-based cash incentive plan called the Kokua Bonus Plan. While the Compensation Committee considers short-term performance-based cash bonuses to be a less significant compensation tool than equity awards in terms of driving long-term stockholder value, the Committee believes they play an important role in influencing executive performance and are an appropriate component of our compensation program to help attract, motivate and retain our executives and other employees.

Under the Kokua Bonus Plan, the Compensation Committee establishes three bonus pool targets: one for our executive officers, including the Named Executive Officers, another for non-executive officers at the Vice President level and above, and a third for employees at the level of Senior Director and below. Each pool may be funded based on achievement of certain Company performance goals pre-established by the Committee for each of the three groups. The performance goals applicable to executive officers in fiscal 2016 are discussed in more detail below.

Typically, after the first half of the fiscal year, we pay 25% of the full target bonus amount, and after the end of the fiscal year, we pay the remaining amount, which may be increased or decreased based on the level of achievement against the applicable Company performance goals, and may also take into account individual performance.

The Compensation Committee administers the Kokua Bonus Plan with respect to the Company’s executive officers and determines the amounts of any awards under this plan to the Company’s executive officers. The Committee may increase or decrease awards under this plan in its discretion based on factors the Committee deems appropriate, including an assessment of individual performance and input from the CEO.

Fiscal 2016 Target Cash Bonus Opportunity

To establish executive officers’ individual target cash bonus opportunities, which are expressed as a percentage of base salary, the Compensation Committee considers competitive pay data, input from its compensation consultant, and the level, position, objectives and scope of responsibilities of each executive, as well as considerations of internal parity among similarly situated Company executives.

In November 2014, based on its review of our executive compensation program as described above and peer company data, the Compensation Committee approved the following target bonus opportunities of the Named Executive Officers for fiscal 2016.

Named Executive Officer	Fiscal 2016 Target Cash Bonus Opportunity (as a Percentage of Base Salary)	Fiscal 2016 Target Cash Bonus Opportunity
Mr. Benioff	200%	$3,100,000
Mr. Hawkins	100%	$700,000
Mr. Block	100%	$1,077,000
Mr. Dayon	100%	$700,000
Mr. Harris	100%	$700,000
Mr. Norton	100%	$700,000

For fiscal 2016, the target bonus opportunity for our Named Executive Officers, expressed as a percentage of base salary, remained unchanged from fiscal 2015 levels. Since the Named

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Executive Officers had modest base salaries increases for fiscal 2016, the dollar value of their cash bonus opportunity increased accordingly. The Compensation Committee maintained Mr. Benioff’s target bonus opportunity at 200% of base salary for fiscal 2016 in light of the Company’s continuing growth and success, the increasing size and complexity of the Company’s business and the Company’s overall fiscal 2015 performance, including significant revenue growth.

In addition, for fiscal 2017 the Compensation Committee did not make any increases to the target bonus opportunity of the Named Executive Officers, keeping the CEO’s fiscal 2017 target bonus opportunity at 200% of base salary and each other Named Executive Officer’s target bonus opportunity for fiscal 2017 at 100% of base salary.

Fiscal 2016 Cash Bonus Pool Payout Metrics, Performance and Fiscal 2016 Payouts

For fiscal 2016, the amount of the bonus pool for executive officers was based on the Company’s performance during the fiscal year compared to pre-established target levels for three equally weighted measures. The Compensation Committee believes that these metrics and this weighting are appropriate to influence executive performance in achieving certain annual corporate performance goals that further our strategy and that are used by investors to evaluate our financial performance. The Compensation Committee believes that targets for the cash pool should be rigorous and challenging and therefore set targets that exceeded financial guidance as indicated below:

Actual results for fiscal 2016 exceeded these targets, as shown in the following table:

Measure	Weighting	Fiscal 2016 Target (in millions)	Fiscal 2016 Performance (in millions)	Target Achieved?
Revenue	1/3	$6,551	$6,667	Exceeded by 1.8%
Operating Cash Flow	1/3	$1,435	$1,613	Exceeded by 12.4%
Non-GAAP Income from Operations	1/3	$ 811	$ 849	Exceeded by 4.7%

For these purposes, “Revenue” is defined as our GAAP revenues, as may be adjusted for certain acquisitions. “Operating Cash Flow” is defined as our GAAP operating cash flow. “Non-GAAP Income from operations” is defined as our non-GAAP income from operations (revenues less cost of revenues and operating expenses, excluding the impact of stock-based compensation expense and amortization of acquisition-related intangible assets, and in fiscal 2016, excluding a non-cash, one-time net gain associated with the termination of an office lease), as adjusted for certain acquisitions and not including the impact of amounts payable under the Kokua Bonus Plan.

The Compensation Committee believes that basing the executive officer bonus pool under the Kokua Bonus Plan on these measures aligns executive incentives with stockholder interests in accordance with our compensation philosophy.

The Compensation Committee has the discretion to increase or decrease the bonus amounts actually paid to individual executives. Although the Company’s performance for fiscal 2016 exceeded target for all three measures, the Compensation Committee capped funding of the executive officer bonus pool and the amounts payable to each individual Named Executive Officer with respect to fiscal 2016 at 100% of the target opportunity.

Accordingly, the cash bonuses paid to the Named Executive Officers for fiscal 2016 under the Kokua Bonus Plan were:

Named Executive Officer	Fiscal 2016 Bonus Payment
Mr. Benioff	$3,100,000
Mr. Hawkins	$ 700,000
Mr. Block	$1,077,000
Mr. Dayon	$ 700,000
Mr. Harris	$ 700,000
Mr. Norton	$ 700,000

2016 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Equity Compensation

The Compensation Committee periodically reviews our equity compensation program from a market perspective as well as in the context of our overall compensation philosophy. The Compensation Committee also considers the advantages and disadvantages of various equity vehicles, such as stock options, PRSUs, and RSU awards, as well as overall program costs (which include both stockholder dilution and compensation expense), when making equity award decisions. Further, in making equity awards to our executives, including the Named Executive Officers, the Compensation Committee considers peer company data and competitive positioning analysis, each executive’s individual performance, as described below, as well as stockholder input.

Stock Options

We grant stock options to our executives when they join us, and periodically thereafter, to align their interests with those of our stockholders and as an incentive to remain with the Company. The Compensation Committee believes that options to purchase shares of our common stock, with an exercise price equal to the market price of the common stock on the date of grant, are inherently performance-based and are a very effective tool to motivate executives to build stockholder value. With stock options, executives can realize value only to the extent that the market price of our common stock increases during the period that the option is outstanding, which provides a strong incentive to our executives to increase stockholder value. Further, because these options typically vest over a four-year period, they incentivize our executives to build value that can be sustained over time.

Restricted Stock Units

We also grant restricted stock unit, or RSU, awards to our executives and other employees to help manage the dilutive effect of our equity compensation program. Our RSUs are subject to time-based vesting. Because RSU awards have value to the recipient even in the absence of stock price appreciation, RSUs help us retain and incentivize employees during periods of market volatility, and also result in our granting fewer shares of common stock than through stock options of equivalent grant date fair value. Our RSU awards typically vest over a four-year period and we believe that, like stock options, they help incentivize our executives to build value that can be sustained over time.

Performance-Based Restricted Stock Units (PRSUs)

Our equity plan also permits us to grant equity awards subject to performance-based vesting conditions set by the Compensation Committee, which may be absolute or relative to the performance of other companies. In November 2015, the Compensation Committee awarded PRSUs to our CEO with the actual amount vesting to be based on our TSR relative to the Nasdaq 100 over a three-year period, as described in more detail below.

Fiscal 2016 Equity Award Decisions

In November 2015, after considering the recommendations of our CEO (except with respect to his own equity awards), its assessment of the performance and expected future contributions of each Named Executive Officer, the Named Executive Officers’ overall compensation arrangements, the highly competitive market for executive talent in which we operate, input from our stockholders, and company performance, the Compensation Committee granted equity awards to each of the Named Executive Officers as follows:

Named Executive Officer	Shares of our Common Stock- subject to Stock Options (1)	Shares of our Common Stock subject to Restricted Stock Unit Awards (1)	Shares of our Common Stock subject to Performance-Based Restricted Stock Unit Awards (2)
Mr. Benioff	481,116	—	191,382
Mr. Hawkins	235,479	14,817	—
Mr. Block	490,581	—	—
Mr. Dayon	313,972	19,756	—
Mr. Harris	235,479	14,817	—
Mr. Norton	235,479	14,817	—

(1)	Each of the options to purchase shares of our common stock was granted with an exercise price of $80.99 per share and all stock option and restricted stock unit awards were subject to our standard four-year time-based vesting schedule.
(2)	Target number of shares. Actual payout may range from zero shares to 2x target.

Performance-Based Restricted Stock Units — CEO

For Mr. Benioff, approximately 64% of the value of the fiscal 2016 equity compensation awarded to him was in the form of PRSUs and 36% was in the form of stock options. This represents a significant shift in our approach for the CEO’s compensation, in large part as a result of the feedback received from stockholders in the past year. The PRSU award to Mr. Benioff has the following key terms:

•	A single, three-year (cliff) performance period
•	Relative TSR as the performance metric, with the NASDAQ 100 Index group of companies as of the grant date being the comparison group

•	Target payout occurs only for performance that is above median, at 60th TSR percentile

•	A maximum payout capped at 2x target

•	No payout if performance is below 30th TSR percentile

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

•	No payout above target if TSR is negative on an absolute basis

•	Each percentile of TSR performance below target reduces payout by 3 1/3%, whereas performance above target only increases payout by 2 22/39%

In determining the performance conditions, performance period, comparison group, payout scale and other terms of this PRSU award, the Compensation Committee undertook significant deliberation. It considered input received from institutional stockholders as well as market data and the advice of its independent compensation consultant. In determining the terms of the award, the Compensation Committee considered that the short-term cash bonus plan (the Kokua Bonus Plan) already incentivizes performance on three key Company-specific financial metrics. The Compensation Committee also considered it important that this award not overemphasize an isolated metric to the potential detriment of the Company’s performance as a whole; that it be difficult to achieve a maximum payout; that the performance group be large and objectively determined; and that the payout be clearly and directly aligned with stockholder interests.

Specifically, the PRSU award provides that, if Mr. Benioff remains employed through December 15, 2018, he will vest in a percentage of the target number of shares shown above, between zero and 200%, depending on how the Company’s TSR ranks over the three-year period from the grant date (the “Performance Period”), relative to the companies in the NASDAQ-100 Index as of the grant date (the “Index Group”). If the Company’s TSR over the Performance Period is at the 60th percentile when ranked against the TSRs of the companies in the Index Group, 100% of the target number of shares will be eligible to vest. For every percentile by which the Company’s TSR ranking within the Index Group exceeds the 60th percentile, the number of shares eligible to vest will increase by 2 22/39% of target, up to a maximum payout of 200% of target if the Company’s TSR ranking is at the 99th percentile. For every percentile by which the Company’s TSR ranking within the Index Group is below the 60th percentile, the number of shares eligible to vest will decrease by 3 1/3% of target, with no payout if the Company’s TSR ranking is below the 30th percentile. Additionally, if the Company’s absolute TSR over the Performance Period is negative, the number of shares eligible to vest will not exceed 100% of the target amount, even if the Company’s TSR ranks above the 60th percentile within the Index Group. A table setting forth the potential payouts based on relative TSR percentile performance is set forth below:

Percentile	Payout if TSR ≥ 0	Payout if TSR < 0
99th	200%	100%
90th	177%	100%
80th	151%	100%
70th	126%	100%
60th	100%	100%
50th	67%	67%
40th	33%	33%
30th	0%	0%

Additional vesting rules apply in the event of a change of control. These provide for measurement of TSR at the time of the change of control, if one occurs before the end of the three-year performance period, with a portion of the service-based vesting condition considered satisfied as of the change of control, and the remaining eligible shares vesting quarterly over the balance of the performance period. The award also is subject to certain acceleration of vesting provisions that apply if Mr. Benioff qualifies for severance benefits under his Change of Control and Retention Agreement. These additional vesting rules are described under “CEO Performance-Based Restricted Stock Units” beginning on page 41.

Other Fiscal 2016 Equity Awards

For Mr. Block, the Compensation Committee determined that 100% of the fiscal 2016 equity award would be in the form of stock options. For the other non-CEO Named Executive Officers, fiscal 2016 equity awards were significantly weighted toward stock options, with approximately 80% of the aggregate grant date fair value of each other Named Executive Officer’s equity awards in the form of stock options and approximately 20% in the form of RSUs.

The Committee believes that this approach aligns the Named Executive Officers’ compensation packages with the creation of long-term stockholder value and is an effective way to tie pay to Company performance over time, in particular because no value will be realized from any of the stock option awards except to the extent that the market price of our stock increases above the market price on the grant date.

CEO Security Program

The Company has provided a security program for our CEO since fiscal 2012. The Compensation Committee established this program and continues to believe that ensuring our CEO’s personal safety is prudent and vital to our continued success. The CEO security program provides comprehensive physical and personal security services; accordingly, the program is not limited to providing security services only at business facilities or during business-related travel. The Compensation Committee believes amounts paid by the Company for this security program are reasonable, necessary and for the Company’s benefit.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Because the security services provided for our CEO may be viewed as conveying a personal benefit to him, we have reported certain incremental costs to the Company of the program in the “All Other Compensation” column in the Summary Compensation Table that accompanies this Compensation Discussion and Analysis. The Compensation Committee periodically reviews amounts budgeted and spent for the CEO security program.

Other Benefits

Like other employees, our executive officers, including the Named Executive Officers, participate in our employee benefit and welfare plans, including medical and dental care plans, a fitness reimbursement plan and a 401(k) plan. We generally do not provide our executives, including the Named Executive Officers, with additional retirement benefits, pensions, perquisites or other personal benefits, except, in the case of our CEO, providing personal security as described above. We also occasionally provide certain benefits on an ad hoc basis, as noted for our

Named Executive Officers in our Summary Compensation Table, if we believe that doing so is appropriate, reasonable and serves the interests of the Company, typically on the same terms we would provide such benefits for other employees. For example, the Company covered employee and guest costs associated with attending certain motivational and leadership Company events in fiscal 2016, as well as the associated taxes, for Messrs. Hawkins, Block and Dayon, consistent with how we treated this benefit for all other employees who attended these events. The Company also awarded a watch to Mr. Block in recognition of his success leading the Sales organization in the first quarter of fiscal 2016. The Company did not gross up Mr. Block for the taxes associated with this benefit. Additionally, when a member of Mr. Dayon’s immediate family experienced a medical emergency in a developing country, the Company used its corporate aircraft to evacuate him immediately back to San Francisco for medical treatment. The Company did not gross up Mr. Dayon for the taxes associated with this benefit.

Compensation-Setting Process

Role of the Compensation Committee, Tally Sheets and Competitive Data

The Compensation Committee oversees and administers our executive compensation program in accordance with its Charter, which can be viewed in the Corporate Governance section of our Investor Relations website at http://investor.salesforce.com/about-us/investor/corporate-governance/. The Committee’s role includes oversight of our equity and incentive-based plans.

The Compensation Committee meets regularly throughout the year. It met 14 times in fiscal 2016, more frequently than in past years. At least annually, either before or near the beginning of the fiscal year, it reviews the executive compensation program and establishes base salaries and target annual cash bonus opportunities for the next fiscal year. Typically at this time it also considers and makes equity awards to executives and other eligible employees.

In setting the various elements of compensation, including base salaries, target annual cash bonus opportunities, and equity award amounts, the Compensation Committee reviews the total target compensation for our executives and also considers developments in compensation practices outside of the Company. Specifically, the Compensation Committee is provided with competitive positioning data for similarly situated executives at companies in our peer group, as well as summary consolidated information about our executives’ total compensation and pay history (commonly called “tally sheets”) to use in setting individual compensation elements and making decisions on total executive compensation levels.

Peer data is a helpful reference for the Compensation Committee to assess the competitiveness and appropriateness of our executive compensation program within our industry sector and the broader business community. While peer data is important, the Committee is also mindful that the roles of some of our executives may be broader than those of similarly-titled executives at our peer companies. For example, our Chief Legal Officer currently oversees our corporate development, information technology, compliance, internal audit, our public sector sales organization, and legal and government affairs organizations. Ultimately, the Committee applies its own business judgment and experience to determine the individual compensation elements, the amount of each compensation element and total target compensation; the Committee does not set or target the compensation of our executives at specific levels or within specified percentile ranges relative to peer company pay levels. Depending upon Company and individual performance, as well as the various other factors discussed in this Compensation Discussion and Analysis, target and actual total direct compensation of our executives, as well as individual compensation elements, may be within, below, or above the market range for their positions.

Role of Committee Advisors

The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. As in the past, the Compensation Committee continued to engage the services of Compensia, Inc., an independent, national compensation consulting firm (the “compensation consultant”) in fiscal 2016. The compensation consultant provides the Compensation Committee and the Board with guidance regarding the amount and types of compensation that we provide to our executives, how these compare to peer company compensation practices and advice regarding other compensation-related matters. The compensation consultant also provides the Compensation Committee with advice related to the Company’s equity plans and provides the Board with data that helps the Board develop the Board’s compensation program.

Representatives of the compensation consultant attend meetings of the Compensation Committee as requested and also communicate with the Compensation Committee outside of meetings. The compensation consultant reports to the

30	2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation Committee rather than to management, although representatives of the firm may meet with members of management, including our CEO and executives in our Employee Success (human resources) department, for purposes of gathering information on proposals that management may make to the Compensation Committee. During fiscal 2015 and fiscal 2016, the compensation consultant met with various executives to collect data and obtain management’s perspective on the fiscal 2016 compensation for our executives. The compensation consultant also provided services and advice, at the request of the Compensation Committee, in connection with implementation of the performance equity program introduced for our CEO in fiscal 2016. The Compensation Committee may replace its compensation consultant or hire additional advisors at any time.

Role of Peer Companies

The Compensation Committee regularly reviews the appropriateness of the compensation peer group used by the compensation consultant to generate competitive pay data for the Committee’s review in connection with executive compensation decisions.

In the second half of fiscal 2015, when the Committee evaluated our executive compensation program and considered fiscal 2016 base salaries and target bonus opportunities, as well as fiscal 2015 equity awards, the compensation consultant provided a comparative analysis of the Company’s executive compensation program based on pay practices of the group of peer companies listed below (the “2016 Peer Group”). Selected based on similarity to us on various financial and other metrics, such as industry, revenue, market capitalization, number of employees and growth history and potential, the 2016 Peer Group was:

Adobe Systems, Inc.	Juniper Networks, Inc.
Autodesk, Inc.	LinkedIn Corporation
CA Technologies, Inc.	Netflix, Inc.
Cerner Corporation	Symantec Corporation
Citrix Systems, Inc.	The Priceline Group Inc.
Expedia, Inc.	Twitter, Inc.
Facebook, Inc.	VMware, Inc.
Intuit, Inc.	Yahoo! Inc.

In addition, the Compensation Committee reviewed aggregated survey data, which provided additional context regarding executive compensation practices in the marketplace, drawn from the Radford 2014 Custom Compensation Survey and publicly available information about peer company practices.

Similarly, in the second half of fiscal 2016, when the Committee was evaluating our executive compensation program and considering fiscal 2016 equity awards, as well as fiscal 2017 base salaries and target bonus opportunities, the compensation consultant provided a comparative analysis of the Company’s executive compensation program based on pay practices of the group of peer companies listed below (the “2017 Peer Group”). Also selected based on similarity to us on various financial and other metrics, such as industry, revenue, market capitalization, number of employees and growth history and potential as well as competition for executives, the 2017 Peer Group was:

Adobe Systems, Inc.	LinkedIn Corporation
Amazon.com, Inc.	Microsoft Corporation
Autodesk, Inc.	Netflix, Inc.
CA Technologies, Inc.	Oracle Corporation
Cerner Corporation	SAP
Citrix Systems, Inc.	Symantec Corporation
Expedia, Inc.	The Priceline Group Inc.
Facebook, Inc.	Twitter, Inc.
IBM	VMware, Inc.
Intuit, Inc.	Yahoo! Inc.
Juniper Networks, Inc.

In addition, the Compensation Committee reviewed aggregated survey data, which provided additional context regarding executive compensation practices in the marketplace, drawn from the Radford 2015 Custom Compensation Survey. The Committee also from time to time reviews compensation data from certain other companies in the market for the executive talent for which we compete.

Role of Executive Officers

Our CEO provides general input to the Compensation Committee with respect to the compensation of executive officers who report directly to him, including the other Named Executive Officers, and reviews their performance at least annually. Our CEO considers all relevant factors in his review, including each executive officer’s performance and accomplishments during the year, areas of strength and areas for development. Our CEO may also meet with the compensation consultant if he chooses to do so as he prepares his recommendation. Historically, our CEO generally advocated minimal compensation differentiation among the similarly situated executive officers who report to him to foster a spirit of teamwork and cooperation. The Compensation Committee takes our CEO’s general input into consideration when determining and approving executive officer compensation, including for the Named Executive Officers other than the CEO.

Our Chief Legal Officer, General Counsel and our Executive Vice President of Global Employee Success provide general administrative support to the Compensation Committee throughout the year, including providing legal advice and overseeing the documentation of equity plans and awards as approved by the Compensation Committee, and attending Compensation Committee meetings as requested.

Role of Stockholder Input

In setting the form and amount of compensation for our Named Executive Officers, the Compensation Committee also considers the voting results from our most recent annual stockholder advisory vote on executive compensation as well as specific input

2016 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

provided by stockholders throughout the year. In particular, in November 2015, when making decisions regarding fiscal 2016 equity awards and in setting cash compensation levels for fiscal 2017, the Compensation Committee gave significant consideration to the 2015 advisory vote as well as specific input provided by stockholders through our stockholder engagement program undertaken in calendar year 2015.

Decisions Regarding Fiscal 2017 Compensation

As set forth above, in November 2015, the Compensation Committee conducted a review of our executive compensation program for purposes of determining the base salaries and bonus opportunity for our executives for fiscal 2017. As a result of this review, it was determined that Mr. Benioff would receive no increase in base salary for fiscal 2017. In addition, the Committee did not make any increases to the target bonus opportunity of the Named Executive Officers, keeping the CEO’s fiscal 2017 target bonus opportunity at 200% of base salary and each other Named Executive Officer’s target bonus opportunity for fiscal 2017 at 100% of base salary.

Other Compensation Policies

Stock Ownership Guidelines

The Company has a stock ownership policy for its non-employee directors, as described earlier in “Directors and Corporate Governance—Compensation of Directors” and as set forth in our Corporate Governance Guidelines (the “Guidelines”). The Guidelines also include stock ownership guidelines for our executive officers, including our Named Executive Officers. The Guidelines provide that our CEO must attain ownership of, by no later than March 14, 2018 or the fifth anniversary of his or her appointment as CEO, and maintain ownership throughout his or her tenure of a number of shares of our common stock equal to the lesser of 112,000 shares or the number of shares equivalent in value to four times his or her annual salary. With ownership of over 35 million shares, Mr. Benioff significantly exceeds his ownership requirement under these guidelines.

The Guidelines also provide that each other executive officer must attain ownership, by no later than the later of March 14, 2018 or the fifth anniversary from the date he or she becomes an executive officer, and maintain ownership throughout his or her tenure of a number of shares equivalent in value to 1.5 times his or her annual salary.

Performance-Based Compensation Recoupment “Clawback” Policy

The Guidelines include a clawback provision, which provides that if we restate our reported financial results, the Board will review the performance-based awards made to our executive officers. If and to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, other clawback provisions of applicable law, or NYSE Listing Standards, we will seek to recover or cancel any such awards that were awarded as a result of achieving performance targets that would not have been met under the restated financial results. We will also continue to monitor rule-making actions of the SEC and the NYSE related to clawback policies. In addition, if the Company is required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our CEO and CFO may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive pursuant to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

Prohibition on Hedging and Pledging Transactions

Our insider trading policy prohibits any employee or director from, among other things, engaging in short sales, hedging of stock ownership positions and transactions involving derivative securities relating to our common stock. Executive officers and directors are also not permitted to pledge our securities.

Equity Award Grant Practices

The majority of our equity awards are granted on an annual basis, historically in the month of November, with new hire and ad hoc awards generally being granted monthly throughout the fiscal year, typically on the 22nd day of the month.

Post-Employment Compensation

We recognize that it is possible that we may be involved in a transaction involving a change of control of the Company, and that this possibility could result in the departure or distraction of our executives to the detriment of our business. The Compensation Committee and the Board believe that the prospect of such a change of control transaction would likely result in our executives facing uncertainties about their future employment and distractions resulting from concern over how the potential transaction might personally affect them.

To allow our executives to focus solely on making decisions that are in the best interests of our stockholders in the event of a possible, threatened, or pending change of control transaction, and to encourage them to remain with us despite the possibility that a change of control might affect them adversely, we have

32	2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

entered into Change of Control and Retention Agreements with each of the Named Executive Officers that provide them with certain payments and benefits in the event of the termination of their employment within the three-month period prior to, or the 18 month period following, a change of control of the Company (referred to as the “change of control period”). Severance payments and benefits under these agreements are conditioned on the executive’s signing a release of claims in favor of the Company. The Compensation Committee and the Board believe that these agreements serve as an important retention tool to ensure that personal uncertainties do not dilute our executives’ complete focus on building stockholder value.

These agreements provide each of the Named Executive Officers (other than, as described below, our CEO) who has a qualifying termination during the change of control period with a payment equal to 150% of his annual base salary and target cash bonus, Company-paid premiums for health care (medical, dental and vision) continuation coverage for a period of up to 18 months following termination of employment, and the full and immediate vesting of all outstanding and unvested equity awards.

If our CEO has a qualifying termination during the change of control period, his Change of Control and Retention Agreement provides him with a lump-sum payment equal to 200% of his annual base salary and target cash bonus, Company-paid premiums for health care (medical, dental and vision) continuation coverage for a period of up to 24 months following termination of employment, and the full and immediate vesting of all outstanding and unvested equity awards. See “CEO Performance-Based Restricted Stock Units” on page 41 for specific information regarding how such a qualifying termination would impact Mr. Benioff’s PRSUs.

In establishing the terms and conditions of these agreements, the Compensation Committee and the independent members of the Board of Directors considered competitive market data and governance best practices information provided by the compensation consultant. The Compensation Committee and the independent members of the Board also evaluated the cost to us of these arrangements and the potential payout levels to each affected executive under various scenarios. In approving these agreements, they determined that their cost to us and our stockholders was reasonable and not excessive, given the benefit conferred to us.

The Compensation Committee and the Board believe that these agreements will help to maintain the continued focus and dedication of our executives to their assigned duties without the distraction that could result from the possibility of a change of control of the Company.

In addition, in connection with the negotiation of Mr. Block’s employment terms when he joined the Company in 2013, and Mr. Hawkins’ employment terms when he joined the Company in 2014, each of these Named Executive Officers received an offer letter that provided for eligibility for ongoing severance benefits in connection with involuntary terminations. Under Mr. Block’s offer letter, if his employment is terminated without cause or he resigns for good reason, he will be entitled to payments equal to one year of his base salary and 100% of his annual target cash bonus, as well any bonus earned as of his termination but not yet paid, and unpaid reimbursement of expenses. Receipt of these severance benefits is conditioned on Mr. Block’s signing a release of claims in favor of the Company. In addition, Mr. Block’s offer letter provides him (or his estate) with certain severance benefits in the event his termination is due to death or disability. Under Mr. Hawkins’ offer letter, if his employment is terminated without cause or he resigns for good reason, he will be entitled to payments equal to one year of his base salary and 100% of his annual target cash bonus, and unpaid reimbursement of expenses. Receipt of these severance benefits is conditioned on Mr. Hawkins’ signing a release of claims in favor of the Company.

For a summary of the material terms and conditions of agreements in effect during fiscal 2016, see “Employment Contracts and Certain Transactions—Change of Control,” elsewhere in this Proxy Statement.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code imposes limitations on the deductibility for corporate federal income tax purposes of remuneration in excess of $1 million paid to the chief executive officer and each of the three next most highly compensated executive officers (other than the chief financial officer) of a public company. Generally, remuneration in excess of $1 million may only be deducted if it is “performance-based compensation” within the meaning of the Internal Revenue Code.

We monitor the application of Section 162(m) and the associated Treasury regulations on an ongoing basis and the advisability of qualifying executive compensation for deductibility. The Compensation Committee considers whether to make efforts to qualify our executive compensation for deductibility under applicable tax laws to the extent practicable, balancing the desirability of having compensation qualify for deductibility with our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. The Compensation Committee has not adopted a policy that any or all compensation must be deductible. For example, compensation realized upon the vesting of time-based RSU awards and fiscal 2016 bonuses paid to our executives are not designed to qualify as “performance-based” for purposes of Section 162(m) and so will not be deductible to the extent that they and the executive’s other non-“performance-based” compensation for the taxable year exceed $1 million. This affords us flexibility in designing the bonus structure best suited to our goals, and allows us the ability to grant time-based RSUs with strong retention value.

Taxation of “Parachute” Payments and Deferred Compensation

Sections 280G and 4999 of the Internal Revenue Code provide that executive officers, directors who hold significant equity interests, and certain other service providers may be subject to

2016 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

significant additional taxes if they receive payments or benefits in connection with a change of control of the Company that exceed certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive might owe as a result of the application of Sections 280G or 4999 during fiscal 2016 and we have not agreed and are not otherwise obligated to provide any executive with such a “gross-up” or other reimbursement.

Section 409A of the Internal Revenue Code imposes significant additional taxes in the event that an executive officer, director, or service provider receives “deferred compensation” that does not satisfy the restrictive conditions of the provision. Although we do not maintain a traditional nonqualified deferred compensation plan, Section 409A applies to certain equity awards and severance arrangements. We generally have structured our equity awards in a manner intended to comply with the applicable Section 409A conditions. In addition, the Change of Control and Retention Agreements that we have entered into with the Named Executive Officers generally have been drafted or modified in a manner intended to comply with Section 409A.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”) in connection with the financial reporting of our stock options and other stock-based awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock option grants using a variety of assumptions, as well as the grant date “fair value” of their other stock-based awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executives may never realize any value from their options or other stock-based awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock option grants and other stock-based awards in their income statements over the period that an executive is required to render service in exchange for vesting of the option or other award. When determining the types and amounts of equity compensation granted to the Named Executive Officers, the Compensation Committee considers the advantages and disadvantages of various equity vehicles, such as stock options, RSU awards and performance-based equity awards. As part of this consideration, the Compensation Committee takes into account the overall program cost, which includes the associated compensation expense for financial reporting purposes.

COMPENSATION RISK ASSESSMENT

As part of its review of the compensation to be paid to our executives, as well as the compensation programs generally available to the Company’s employees, the Compensation Committee considers potential risks arising from our compensation programs and the management of these risks, in light of the Company’s overall business, strategy and objectives.

As is the case with our employees generally, our Named Executive Officers’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonus amounts under the Company bonus plan are tied to overall corporate and individual performance, and the bonus pool for executive officers is based on the Company’s performance during the fiscal year compared to pre-established target levels for three equally-weighted measures: revenue, operating cash flow and non-GAAP income from operations. These three financial metrics counterbalance each other, decreasing the likelihood that our Named Executive Officers will pursue any one metric to the detriment of overall financial performance. Combined, these measures limit the ability of an executive to be rewarded for taking excessive risk on behalf of the Company by, for example, seeking revenue enhancing opportunities at the expense of profitability. Moreover, a significant portion of compensation provided to our Named Executive Officers is in the form of long-term equity awards that help further align their interests with those of the Company’s stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to the Company’s stock price and because the awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance. The Company has also implemented controls such as the Code of Conduct and periodic sub-certification processes for its executives to mitigate the risks of unethical behavior.

34	2016 Proxy Statement

SUMMARY COMPENSATION TABLE

SUMMARY COMPENSATION TABLE

The following table sets forth, for fiscal 2016 and prior years where applicable, the compensation reportable for our Named Executive Officers, as determined under SEC rules.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compens- ation ($)	All Other Compens- ation ($)		Total ($)
Marc Benioff	2016	1,550,000	—		17,455,952	9,807,069	3,100,000	1,449,882	(3)	33,362,903
Chairman of the Board and	2015	1,440,000	—		—	34,359,353	2,816,640	1,291,541		39,907,534
Chief Executive Officer	2014	1,200,000	—		—	27,662,644	1,686,600	784,088		31,333,332
Mark Hawkins	2016	700,000	250,000	(4)	1,200,029	4,800,004	700,000	29,362	(5)	7,679,395
Chief Financial Officer	2015	325,000	250,000		1,789,975	7,200,788	317,850	61,795		9,945,408
Keith Block	2016	1,077,000	40,564	(6)	—	10,000,003	1,077,000	58,663	(7)	12,253,230
Vice Chairman, President and	2015	1,000,000	—		—	10,411,924	978,000	69,493		12,459,417
Chief Operating Officer	2014	666,667	—		—	12,792,250	624,667	—		14,083,584
Alexandre Dayon	2016	700,000	250,000	(8)	1,600,038	6,400,005	700,000	54,791	(9)	9,704,834
President and Chief Product Officer	2015	650,000	611,686		1,435,613	5,830,678	636,892	—		9,164,869
Parker Harris	2016	700,000	—		1,200,029	4,800,004	700,000	—		7,400,033
Co-Founder	2015	650,000	—		1,435,613	5,830,678	635,700	—		8,551,991
	2014	625,000	250,000		908,033	3,245,944	585,625	—		5,614,602
Burke Norton	2016	700,000	—		1,200,029	4,800,004	700,000	—		7,400,033
Chief Legal Officer and Chief of	2015	650,000	—		1,435,613	5,830,678	635,700	—		8,551,991
Corporate and Government Affairs	2014	575,000	—		908,033	3,245,944	538,775	—		5,267,752

(1)	For Named Executive Officers other than Mr. Benioff, stock awards consist solely of restricted stock unit awards and the amounts reported do not reflect compensation actually received by the Named Executive Officer. The amounts reported are the aggregate grant date fair value, which for restricted stock units is calculated by multiplying the number of shares subject to the award by the closing price of one share of common stock on the date of grant. In the case of Mr. Benioff, stock awards consist solely of a performance-based restricted stock unit award and the amount reported does not reflect compensation actually received by Mr. Benioff. The amount reported is the aggregate grant date fair value as reported consistent with footnote (2) below, except that the value of the performance-based restricted stock unit award was calculated using a Monte Carlo simulation method.
(2)	Option awards consist solely of stock options. Amounts reported do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts reported are the grant date fair value as determined pursuant to FASB ASC Topic 718, excluding estimated forfeitures. The assumptions used to calculate the value of option awards are set forth under Note 1 of the Notes to Consolidated Financial Statements included in the Company’s annual report on Form 10-K for fiscal 2016 filed with the SEC on March 7, 2016.
(3)	This amount represents amounts paid by the Company for security arrangements for Mr. Benioff in addition to security arrangements provided at business facilities and for business travel. As further described in “Compensation Discussion and Analysis—Compensation Elements—CEO Security Program,” the personal safety and security of our CEO are of paramount importance to the Company. Although we view the security services provided for our CEO as a necessary and appropriate business expense, because they may be viewed as conveying a personal benefit to him, we have reported certain incremental costs to the Company of the program in the “All Other Compensation” column in the table.
(4)	This amount represents the final installment of a sign-on bonus awarded upon joining the Company.
(5)	This amount represents the Company-paid benefit of attending a motivational Company sales team event and, consistent with how we treated this benefit for other employees who attended, includes a tax gross-up equal to $14,255.
(6)	Represents the value of a watch awarded in recognition of Mr. Block’s leadership of our sales organization in the first quarter of fiscal 2016.
(7)	This amount represents the Company-paid benefit of attending motivational Company sales team events and, consistent with how we treated this benefit for other employees who attended, includes a tax gross-up equal to $26,526.
(8)	Represents the fourth and final annual installment of $250,000 from an employee recognition bonus awarded to Mr. Dayon in 2011.
(9)	Represents (i) the Company-paid benefit of attending a Company leadership event and, consistent with how we treated this benefit for other employees who attended, includes a tax gross-up equal to $10,300, (ii) the incremental cost to the Company of $33,400 for the personal use by an immediate family member of Mr. Dayon of our aircraft in order to evacuate such family member from a foreign country for a medical emergency, and (iii) a de minimis gift of apparel for an employee event.

2016 Proxy Statement	35

GRANTS OF PLAN-BASED AWARDS

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to all plan-based awards granted to the Named Executive Officers during fiscal 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards (4)	Grant Date Fair Value of Stock and Option Awards (5)
Name	Grant Date	Threshold	Target (1)	Maximum (1)	Threshold (#)	Target (#) (2)	Maximum (#) (2)
Marc Benioff	N/A	—	$3,100,000	$3,875,000	—	—	—	—	—	—	—
	11/22/2015	—	—	—	—	—	—	—	481,116	$80.99	$9,807,069
	11/22/2015	—	—	—	—	191,382	382,764	—	—	—	$17,455,952
Mark Hawkins	N/A	—	$700,000	$875,000	—	—	—	—	—	—	—
	11/22/2015	—	—	—	—	—	—	—	235,479	$80.99	$4,800,004
	11/22/2015	—	—	—	—	—	—	14,817	—	—	$1,200,029
Keith Block	N/A	—	$1,077,000	$1,346,250	—	—	—	—	—	—	—
	11/22/2015	—	—	—	—	—	—	—	490,581	$80.99	$10,000,003
Alexandre Dayon	N/A	—	$700,000	$875,000	—	—	—	—	—	—	—
	11/22/2015	—	—	—	—	—	—	—	313,972	$80.99	$6,400,005
	11/22/2015	—	—	—	—	—	—	19,756	—	—	$1,600,038
Parker Harris	N/A	—	$700,000	$875,000	—	—	—	—	—	—	—
	11/22/2015	—	—	—	—	—	—	—	235,479	$80.99	$4,800,004
	11/22/2015	—	—	—	—	—	—	14,817	—	—	$1,200,029
Burke Norton	N/A	—	$700,000	$875,000	—	—	—	—	—	—	—
	11/22/2015	—	—	—	—	—	—	—	235,479	$80.99	$4,800,004
	11/22/2015	—	—	—	—	—	—	14,817	—	—	$1,200,029

(1)	The Company’s non-equity incentive plan awards, and how they were determined, are based upon a formula that may include some discretion as to amounts paid, as discussed under “Compensation Discussion and Analysis — Compensation Elements — Cash Bonuses.” Maximum amounts shown reflect a 125% individual multiplier limit on payouts to executive officers.
(2)	Marc Benioff’s equity incentive plan award is discussed under “Employment Contracts and Certain Transactions—CEO Performance-Based Restricted Stock Units.”
(3)	All restricted stock units, performance-based restricted stock units and stock options were granted pursuant to the 2013 Equity Plan.
(4)	The exercise price of the option awards is equal to the closing market price of the Company’s common stock on the date of grant.
(5)	The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718, except for Mr. Benioff’s stock award, which value was calculated using a Monte Carlo simulation method. For Named Executive Officers other than Mr. Benioff, stock awards consist only of restricted stock unit awards. For Mr. Benioff, stock awards consist only of a performance-based restricted stock unit award. Regardless of the reported value of a stock option on the grant date, the actual value realized will depend on the excess, if any, of the market value of the Company’s common stock over the exercise price if and when the option is exercised.

36	2016 Proxy Statement

OPTION EXERCISES AND STOCK VESTED

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning option exercises and value realized upon exercise by the Named Executive Officers during fiscal 2016.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)
Marc Benioff	1,400,000	$50,608,468	—	—
Mark Hawkins	146,616	$1,763,730	9,378	$664,874
Keith Block	116,606	$4,669,022	—	—
Alexandre Dayon	208,335	$8,172,315	42,107	$3,079,340
Parker Harris	230,000	$8,215,625	19,988	$1,503,103
Burke Norton	—	—	59,988	$4,391,257

(1)	The value realized on exercise is the difference between the market price of the shares of the Company’s common stock underlying the options when exercised and the applicable exercise price.
(2)	The value realized on vesting is determined by multiplying the number of vested restricted stock units by the closing price of the Company’s common stock on the vesting date.

2016 Proxy Statement	37

OUTSTANDING EQUITY AWARDS AT FISCAL 2016 YEAR-END

OUTSTANDING EQUITY AWARDS AT FISCAL 2016 YEAR-END

The following table sets forth information with respect to the value of all outstanding equity awards held by the Named Executive Officers at the end of fiscal 2016.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)
Marc Benioff	1,400,000	—	$27.06	11/22/2016	—	—
	1,187,500	312,500	$39.09	11/27/2017	—	—
	1,001,781	847,660	$52.30	11/26/2020	—	—
	573,521	1,392,837	$59.34	11/25/2021	—	—
	—	481,116	$80.99	11/22/2022	—	—
	—	—	—	—	191,382	$13,025,459
Mark Hawkins	—	267,358	$59.64	08/26/2021	—	—
	—	235,479	$80.99	11/22/2022	—	—
	—	—	—	—	20,635	$1,404,418
	—	—	—	—	14,817	$1,008,445
Keith Block	690,685	442,709	$37.95	6/5/2018	—	—
	173,794	422,072	$59.34	11/25/2021	—	—
	—	490,581	$80.99	11/22/2022	—	—
Alexandre Dayon	28,195	5,213	$27.06	11/22/2016	—	—
	73,468	62,166	$52.30	11/26/2020	—	—
	97,325	236,360	$59.34	11/25/2021	—	—
	—	313,972	$80.99	11/22/2022	—	—
	—	—	—	—	2,088	$142,109
	—	—	—	—	16,448	$1,119,451
	—	—	—	—	21,702	$1,477,038
	—	—	—	—	18,145	$1,234,949
	—	—	—	—	19,756	$1,344,593
Parker Harris	188,000	—	$27.06	11/22/2016	—	—
	190,633	50,167	$39.09	11/27/2017	—	—
	117,549	99,465	$52.30	11/26/2020	—	—
	97,325	236,360	$59.34	11/25/2021	—	—
	—	235,479	$80.99	11/22/2022	—	—
	—	—	—	—	5,300	$360,718
	—	—	—	—	8,682	$590,897
	—	—	—	—	18,145	$1,234,949
	—	—	—	—	14,817	$1,008,445
Burke Norton	180,000	—	$27.06	11/22/2016	—	—
	166,883	43,917	$39.09	11/27/2017	—	—
	117,549	99,465	$52.30	11/26/2020	—	—
	97,325	236,360	$59.34	11/25/2021	—	—
	—	235,479	$80.99	11/22/2022	—	—
	—	—	—	—	4,600	$313,076
	—	—	—	—	8,682	$590,897
	—	—	—	—	18,145	$1,234,949
	—	—	—	—	14,817	$1,008,445

38	2016 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL 2016 YEAR-END (CONTINUED)

(1)	Options shown in this table were granted under the 2004 Equity Plan and the 2013 Equity Plan and vest over four years, with 25% of the total shares granted vesting on the first anniversary of the date of grant and the balance vesting in equal monthly installments over the remaining 36 months.
(2)	Restricted stock unit awards shown in this table were granted under the 2004 Equity Plan and the 2013 Equity Plan and vest over four years, with 25% of the units vesting on the first anniversary of the date of grant and the balance vesting in equal quarterly installments over the remaining 36 months.
(3)	The market value of unvested restricted stock units is based on the closing market price of the Company’s common stock on January 29, 2016 of $68.06.

2016 Proxy Statement	39

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS

Executive Officer Offer Letters, Agreements and Bonuses.    Each of the Named Executive Officers is an at-will employee. Offer letters with our Named Executive Officers provide for one or more of the following: salary, annual bonus based on Company and individual performance, stock options and other equity-based awards and participation in our Company-wide employee benefit plans. In addition, the offer letters we have entered into with Messrs. Block and Hawkins provide for severance benefits as described below.

Keith Block.    Under Mr. Block’s offer letter with the Company, dated June 6, 2013, in the event the Company terminates Mr. Block’s employment without cause (as defined in his offer letter) or if Mr. Block voluntarily terminates his employment for good reason (as defined in his offer letter), he will be entitled to receive the following benefits (less applicable tax withholdings), subject to his execution of a release of claims in favor of the Company:

•	An amount equal to 100% of his annual base salary and target bonus to be payable in monthly installments for 12 months following the termination date, but ending early if he accepts employment with another party during the 12 months following his termination (for the fiscal year ended January 31, 2016, Mr. Block’s annual base salary and target bonus amount were each $1,077,000);

•	Payment equal to any performance or special incentive bonus earned as of the termination date but not yet paid; and

•	Any compensation and benefits to which he may be entitled under applicable plans, programs and agreements of the Company (but ending immediately if he accepts employment with another party during the 12 months following his termination), and reimbursement of any expenses incurred but not yet reimbursed.

In the event Mr. Block’s employment terminates due to his death or disability (as defined in his offer letter), he or his estate will be entitled to receive the following benefits (less applicable tax withholdings), in addition to any other compensation and benefits to which he (or his estate) may be entitled under applicable plans, programs and agreements of the Company:

•	In the case of death, an amount equal to 100% of his annual base salary payable in monthly installments for 12 months following his death (for the fiscal year ended January 31, 2016, Mr. Block’s annual base salary was $1,077,000);

•	In the case of disability, the disability benefit available under the Company’s normal procedures and policies for its most senior executives;

•	Payment equal to his pro rata bonus(es) for the remainder of the year in which death or disability occurs (if Mr. Block’s termination due to death or disability had occurred on January 31, 2016, his bonus payment would have been $1,077,000, less applicable withholding taxes); and
•	Payment equal to any base salary and any performance or special incentive bonus earned but not yet paid as of the termination due to death or disability, reimbursement of any expenses incurred but not yet reimbursed, and any compensation and benefits to which he (or his legal representatives) may be entitled under applicable plans, programs and agreements of the Company.

Mark Hawkins.    Under Mr. Hawkins’ offer letter with the Company, dated June 11, 2014, if the Company terminates Mr. Hawkins’ employment without cause (as defined in his offer letter) or if Mr. Hawkins voluntarily terminates his employment for good reason (as defined in his offer letter), he will be entitled to receive the following benefits (less applicable tax withholdings), subject to his execution of a release of claims in favor of the Company:

•	An amount equal to 100% of his annual base salary and target bonus to be payable in monthly installments for 12 months following the termination date, but ending early if he accepts employment with another party during the 12 months following his termination (for the fiscal year ended January 31, 2016, Mr. Hawkins’ annual base salary and target bonus amount were each $700,000); and

•	Any compensation and benefits to which he may be entitled under applicable plans, programs and agreements of the Company (but ending immediately if he accepts employment with another party during the 12 months following his termination), and reimbursement of any expenses incurred but not yet reimbursed.

Under his offer letter, Mr. Hawkins received a sign-on bonus of $250,000 in fiscal 2015 and, upon remaining employed through the six-month anniversary of his employment start date, an additional bonus in fiscal 2016 of $250,000. Under the terms of his offer letter, Mr. Hawkins would have had to repay to the Company a pro-rata portion of this installment (and the installment paid in fiscal 2015) if, within twelve months following his employment start date, he had voluntarily terminated his employment with the Company for any reason, or the Company had terminated his employment for cause (as defined in his offer letter).

Alexandre Dayon.    In May 2011, Mr. Dayon was awarded an Employee Recognition Bonus in the amount of $1,000,000, which was to be paid out in four equal installments in the amount of $250,000 (less applicable withholdings) subject to Mr. Dayon’s continued employment through the applicable installment’s payment date. Mr. Dayon received the fourth and final annual installment of $250,000 on January 1, 2016.

Change of Control.    In December 2008, the Company entered into a Change of Control and Retention Agreement with Mr. Benioff. Pursuant to this agreement, in the event that Mr. Benioff is terminated without cause (as defined in the

40	2016 Proxy Statement

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS (CONTINUED)

agreement) or resigns for good reason (as defined in the agreement) within three months prior to, or 18 months after, a change of control (as defined in the agreement) of the Company, he will be entitled to receive the following benefits:

•	A lump sum payment (less applicable tax withholdings) equal to 200% of his annual base salary and target bonus;

•	Company-paid premiums for health care (medical, dental and vision) continuation coverage for Mr. Benioff and his eligible dependents for a period of up to 24 months following termination; and

•	Full vesting acceleration of the unvested portion of all equity incentive awards held by him at the time of termination.

The Company has also entered into Change of Control and Retention Agreements with the other Named Executive Officers. Pursuant to these agreements, in the event that any of these executives is terminated without cause or resigns for good reason within three months prior to, or 18 months after, a change of control of the Company, he will be entitled to receive the following benefits:

•	A lump sum payment (payable with respect to Mr. Hawkins, in equal monthly installments over 12 months) (less applicable tax withholdings) equal to 150% of the executive’s annual base salary and 150% of the executive’s target bonus;

•	Company-paid premiums for health care (medical, dental and vision) continuation coverage for the executive and the executive’s eligible dependents for a period of up to 18 months following termination; and

•	Full vesting acceleration of the unvested portion of all equity awards held by the executive at the time of termination.

Each Change of Control and Retention Agreement contains a “best of” provision that termination benefits will be either delivered in full or to such lesser extent as would result in no portion of such termination benefits being subject to the excise tax imposed by the golden parachute rules of Section 4999 of the Internal Revenue Code of 1986, as amended, whichever of the foregoing amounts, after taking into account all applicable taxes, results in the greatest amount of termination benefits to the executive on an after-tax basis. Receipt of benefits under each agreement is conditioned upon execution by the executive of a release of claims in favor of the Company, which release also requires continued compliance by the executive with confidentiality obligations.

CEO Performance-Based Restricted Stock Units.    The performance-based restricted stock unit award granted to Mr. Benioff in November 2015 provides that, if he remains employed through December 15, 2018, he will vest in a percentage of the target number of shares subject to the award, between zero and 200%, depending on how the Company’s total shareholder return (“TSR”) ranks over the three-year period from the grant date (the “performance period”), relative to the companies in the NASDAQ-100 Index as of the grant date (the “Index Group”). If the Company’s TSR over the Performance Period is at the 60th percentile when ranked against the TSRs of the companies in the Index Group, 100% of the target number of shares will be eligible to vest. For every percentile by which the Company’s TSR ranking within the Index Group exceeds the 60th percentile, the number of shares eligible to vest will increase by 2 22⁄39% of target, up to a maximum payout of 200% of target if the Company’s TSR ranking is at the 99th percentile. For every percentile by which the Company’s TSR ranking within the Index Group is below the 60th percentile, the number of shares eligible to vest will decrease by 3 1⁄3% of target, with no payout if the Company’s TSR ranking is below the 30th percentile. Additionally, if the Company’s absolute TSR over the performance period is negative, in no event will the number of shares eligible to vest exceed 100% of the target amount, even if the Company’s TSR ranks above the 60th percentile within the Index Group.

Special vesting rules apply in the event of a change of control. The award provides that if a change of control of the Company occurs during Mr. Benioff’s employment and before the end of the performance period, shares will become eligible to vest based on how the Company’s TSR performance ranks relative to the Index Group from the grant date through the date of the change of control (instead of through the three year performance period), using the same zero to 200% scale described above. A portion of the service-based condition will be considered satisfied as of the date of a change of control, and a pro-rated portion of the eligible shares (if any) will vest to reflect service through that date, with the remaining eligible shares vesting in equal calendar quarterly installments thereafter over the balance of the original performance period, subject to Mr. Benioff’s continued employment through each vesting date. Any shares eligible to vest based on the TSR performance are also subject to accelerated vesting if Mr. Benioff’s employment terminates within three months before, or 18 months after, a change of control in a qualifying termination of employment, determined in accordance with the terms of his existing change of control and retention agreement.

If a change of control occurs within the three month period after Mr. Benioff ceased to be an employee, and Mr. Benioff qualified for severance benefits under his Change of Control and Retention Agreement, the rules described in the preceding paragraph apply as if Mr. Benioff had remained an employee through the date of the change of control. Therefore, assuming Mr. Benioff qualifies for severance benefits under his Change of Control and Retention Agreement, he will be entitled to full vesting of any and all shares eligible to vest based on the TSR performance (determined as described above) as of the date the performance is certified.

2016 Proxy Statement	41

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS (CONTINUED)

Payments Upon Qualifying Termination.    Assuming the employment of the Named Executive Officers had been terminated on January 31, 2016 pursuant to a qualifying termination of employment in connection a change of control of the Company, they would have been entitled to payments in the amounts set forth below:

Name	Salary and Bonus (1)	Value of Continuation of Benefits	Value of Accelerated Stock Options, Restricted Stock Units and Performance-Based Restricted Stock Units (2)		Total (3)
Marc Benioff	$9,300,000	$46,452	$47,582,463	(4)	$56,928,915
Mark Hawkins	$2,100,000	$25,970	$4,664,017		$6,789,987
Keith Block	$3,231,000	$11,804	$17,010,436		$20,253,240
Alexandre Dayon	$2,100,000	$35,413	$8,358,936		$10,494,349
Parker Harris	$2,100,000	$34,839	$6,215,790		$8,350,629
Burke Norton	$2,100,000	$34,478	$8,048,160		$10,182,638

(1)	Based on salary and bonus targets as of January 31, 2016. As described above in the “Compensation Discussion and Analysis” section, certain executive officers received salary and bonus target increases effective as of February 1, 2016.
(2)	Based on a common stock price of $68.06, the closing market price of the Company’s common stock on January 29, 2016, less the applicable exercise price for each option for which vesting would have been accelerated.
(3)	The amounts presented reflect the maximum severance benefits that could have been paid out without giving effect to any potential reduction as a result of the “best of” provision of the Change of Control and Retention Agreements described above.
(4)	Represents acceleration of unvested options and acceleration of PRSUs at 100% of target as if the Company’s TSR through the change of control ranked at the 60th percentile against the Nasdaq 100 Index Group. If instead the maximum amount possible were accelerated in connection with a change of control and qualifying termination (i.e., for the PRSU award, assuming the Company’s TSR from grant through change of control were positive and that, for the period from grant to the date of the change of control, the Company’s TSR performed at the 99th percentile relative to TSR of the Nasdaq 100 Index Group), the resulting total value of accelerated equity awards would be $60,607,922.

Indemnification Agreements.    The Company has entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Policies and Procedures with Respect to Related Party Transactions.    Our Board is committed to the highest legal and ethical standards of conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Our Audit Committee Charter requires that the Audit Committee review and approve any related party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties.

The Company has in place Related Party Transaction Policies and Procedures, under which the Audit Committee reviews and approves or ratifies any related party transactions. In approving or rejecting the proposed transaction, our Audit Committee will consider the relevant facts and circumstances, including the costs and benefits to the Company, the nature of the related party’s interest in the transaction, the availability and terms of other sources for comparable services or products, and, if applicable, the impact on a director’s independence.

Related Party and Other Transactions.    Except for the compensation of directors and executive officers described earlier and as set forth below, there were no transactions during fiscal 2016 in which the Company was a party, the amount involved in the transaction exceeds $120,000 and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or immediate family member of any of the foregoing individuals had or will have a direct or indirect material interest.

Andrea Conway, a non-executive employee of Salesforce, is the daughter of Craig Conway, a director. With respect to fiscal 2016, Ms. Conway earned total compensation of $137,077 in base salary, commissions and annual cash incentive bonus. Her total compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities. Our Audit Committee reviewed and approved the employment of Ms. Conway pursuant to our Related Party Transaction Policies and Procedures.

In April 2016, the Company acquired MetaMind, Inc. (“MetaMind”), an artificial intelligence company specializing in deep learning, for a total purchase price of approximately $48 million, subject to customary adjustments. Prior to the acquisition, MetaMind’s stockholders included Marc Benioff, our CEO and Chairman of the Board, who held a greater than ten percent ownership interest in MetaMind and received approximately $6 million in total proceeds, subject to customary holdback amounts, in connection with the acquisition. Mr. Benioff was not involved in the acquisition negotiations, and our Audit Committee reviewed and approved the acquisition pursuant to our Related Party Transaction Policies and Procedures.

In January 1999, the Salesforce.com Foundation, also referred to as the Foundation, was chartered on an idea of leveraging the Company’s people, technology, and resources to help improve communities around the world. The Company calls this integrated philanthropic approach the 1-1-1 model. Beginning in 2008,

42	2016 Proxy Statement

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS (CONTINUED)

Salesforce.org, which is a non-profit public benefit corporation, was established to resell the Company’s services to nonprofit organizations and certain higher education organizations.

The Company’s chairman is the chairman of both the Foundation and Salesforce.org. The Company’s chairman holds one of the three Foundation board seats. The Company’s chairman, one of the Company’s employees and one of the Company’s board members hold three of Salesforce.org’s nine board seats. The Company does not control the Foundation’s or Salesforce.org’s activities, and accordingly, the Company does not consolidate either of the related entities’ statement of activities with its financial results.

Since the Foundation’s and Salesforce.org’s inception, the Company has provided at no charge certain resources to those entities’ employees such as office space, furniture, equipment, facilities, services, and other resources. The value of these items was approximately $1.2 million for the fiscal year 2016.

Additionally, the Company has donated subscriptions of the Company’s services to other qualified non-profit organizations. The Company also allows Salesforce.org to resell the Company’s service to non-profit organizations and certain higher education entities. The Company does not charge Salesforce.org for these subscriptions, therefore revenue from subscriptions provided to non-profit organizations is donated back to the community through charitable grants made by the Foundation and Salesforce.org. The value of the subscriptions pursuant to reseller agreements was approximately $69.9 million for the fiscal year 2016. The Company plans to continue these programs.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2016, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s officers and directors and persons who beneficially own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons relating to fiscal 2016, the Company believes that all Reporting Persons complied with all applicable reporting requirements in fiscal 2016, except that one Form 4 was unintentionally filed late on behalf of Mr. Dayon on November 2, 2015 and one Form 4 was unintentionally filed late on behalf of Maria Martinez on August 14, 2015, both as a result of untimely broker communications.

COMMITTEE REPORTS

The following reports by our Compensation Committee and Audit Committee shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. The reports shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates the report by reference into such filing.

Report of the Compensation Committee of the Board of Directors

We, the Compensation Committee of the Board of Directors of Salesforce, have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in Salesforce’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016.

THE COMPENSATION COMMITTEE

John V. Roos (Chair)

Craig Conway

Maynard Webb

2016 Proxy Statement	43

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Report of the Audit Committee of the Board of Directors

Role of the Audit Committee

The Audit Committee operates under a written charter and its functions are discussed above in “Corporate Governance and Board Committees—Audit Committee.”

The Audit Committee, which is comprised entirely of non-management directors, oversees the Company’s financial reporting process on behalf of the Board. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. Ernst & Young LLP (“Ernst & Young”), the independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements and an independent audit of the Company’s internal controls over financial reporting, both in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee’s responsibility is to monitor and oversee this process.

Review of Audited Financial Statements for Fiscal Year ended January 31, 2016

The Audit Committee generally meets twice per quarter, once in connection with quarterly Board meetings and once to review quarterly and year-end financial results. The Audit Committee also meets as needed to address developing accounting, compliance, or other matters. Specifically, in discharging its duties in fiscal 2016, the Audit Committee:

•	reviewed and discussed with management and Ernst & Young our quarterly earnings press releases, related periodic reports filed with the SEC, and our audited financial statements for the fiscal year ended January 31, 2016, as well as the overall quality of our financial reporting process;

•	reviewed and discussed with Ernst & Young the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB, which involves communications to the Audit Committee regarding responsibilities of the auditor and overall strategy and timing of the audit;

•	received and discussed the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence;

•	inquired about significant business and financial reporting risks, reviewed the Company’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks;

•	reviewed actual and potential related party transactions and the Company’s policy regarding related party transactions;

•	received reports about the receipt and resolution of employee or other concerns raised regarding financial reporting and other compliance matters;
•	reviewed and assessed the qualitative aspects of the Company’s ethics and compliance programs;

•	met periodically with management, the internal auditor and Ernst & Young regarding the evaluation and effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002;

•	considered the fees paid to Ernst & Young for the provision of non-audit related services and concluded that these fees did not compromise Ernst & Young’s independence in performing the audit; and

•	monitored the Company’s internal and disclosure control structure, including the scope and adequacy of the Company’s internal audit program.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2016 for filing with the SEC.

Review of Independent Auditor

The Audit Committee conducts an annual evaluation of the independent auditor in connection with the committee’s determination of whether to continue to retain Ernst & Young or engage another firm as the Company’s independent auditor. In the course of these reviews, the committee has considered, among other things:

•	data relating to audit quality and performance, including recent PCAOB reports on Ernst & Young;

•	the value of Ernst & Young’s services in light of the fees charged to the Company;

•	Ernst & Young’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting;

•	Ernst & Young’s capability and expertise in handling the breadth and complexity of our worldwide operations;

•	The periodic rotation of the lead audit partner, as required by Section 203 of the Sarbanes-Oxley Act, which will be effective for fiscal 2017;

•	Ernst & Young’s integrity and objectivity; and

•	Ernst & Young’s independence.

Based on this evaluation, the Audit Committee has concluded that Ernst & Young is independent and believes it is in the best interests of the Company and its stockholders to retain Ernst & Young to serve as the Company’s independent registered public accounting firm for fiscal 2017. Accordingly, the Audit Committee has reappointed Ernst & Young as the Company’s independent auditor for fiscal 2017.

44	2016 Proxy Statement

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (CONTINUED)

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, Audit Committee oversight does not provide an independent basis to determine that management has operated according to appropriate accounting and financial reporting principles or maintained appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that Ernst & Young is in fact “independent.”

THE AUDIT AND FINANCE COMMITTEE

Lawrence Tomlinson (Chair)

Alan Hassenfeld

Sanford Robertson

Robin Washington

Maynard Webb

2016 Proxy Statement	45

PROPOSAL 1 — ELECTION OF DIRECTORS

PROPOSAL 1 — ELECTION OF DIRECTORS

As recommended by the Nominating and Corporate Governance Committee, the Board’s nominees for election to the Board by the stockholders are the following current members of the Board: Marc Benioff, Keith Block, Craig Conway, Alan Hassenfeld, Colin Powell, Sanford Robertson, John V. Roos, Lawrence Tomlinson, Robin Washington, Maynard Webb and Susan Wojcicki, and Neelie Kroes, whose initial appointment to the Board is effective as of May 1, 2016.

It is intended that the proxy in the form enclosed will be voted, unless otherwise indicated, for the election of the nominees for election as directors to the Board. If any of the nominees should for any reason be unable or unwilling to serve as of the Annual Meeting, the proxies will be voted for the election of such other person as the Board may designate, if any, in place of such nominee.

Vote Required and Board of Directors’ Recommendation

The Company’s Bylaws provide that each director nominee be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. The Board, after taking into consideration the recommendation of the Nominating and Corporate Governance Committee, will determine whether or not to accept the pre-tendered resignation of any nominee for director, in an uncontested election, who receives a greater number of votes against his or her election than votes for such election.

The Board of Directors Recommends a Vote FOR Each of the Nominees Listed Above.

46	2016 Proxy Statement

PROPOSAL 2 — AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION

PROPOSAL 2 — AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION

Our Board has unanimously determined that it would be in the best interests of the Company and our stockholders to amend our Amended and Restated Certificate of Incorporation to remove historical references purporting to prohibit stockholder removal of directors without cause and to make other conforming changes.

We are asking our stockholders to approve this amendment and restatement of the Amended and Restated Certificate of Incorporation, which is provided as Appendix A to this Proxy Statement.

Summary

Our Certificate of Incorporation was previously amended to provide for the declassification of our Board and, beginning with our 2015 Annual Meeting, all of our directors are elected annually. Our current Amended and Restated Certificate of Incorporation provides that directors may be removed from office only for cause and only by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors. Our Board has unanimously approved a revised form of the Amended and Restated Certificate of Incorporation to eliminate the provision that directors can be removed only for cause and to make other conforming changes to reflect the current de-classified status of the Board. Our Board also similarly approved Amended and Restated Bylaws to eliminate the “for cause” requirement and to make other conforming changes, effective February 1, 2016. If approved, the Amended and Restated Certificate of Incorporation eliminating the “for cause” provision will become effective upon the effectiveness of the filing of such certificate with the Secretary of State of the State of Delaware. This summary is qualified in its entirety by reference to Appendix A.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the outstanding shares of the Company’s capital stock entitled to vote at the Annual Meeting is required to approve the amendment and restatement of the Amended and Restated Certificate of Incorporation. Abstentions and broker non-votes, if any, are treated the same as votes against this proposal.

The Board of Directors Recommends a Vote FOR the Amendment and Restatement of the Company’s Amended and Restated Certificate of Incorporation.

2016 Proxy Statement	47

PROPOSAL 3 —RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2017. The Board recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board will reconsider its selection. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

We expect representatives of Ernst & Young LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Engagement Letter and Fee Disclosure

In connection with the audit of the fiscal 2016 financial statements, our Audit Committee entered into an engagement agreement with Ernst & Young LLP that sets forth the terms of Ernst & Young’s audit engagement. Among other things, the agreement is subject to alternative dispute resolution procedures.

The following table sets forth fees billed for professional audit services and other services rendered to the Company by Ernst & Young LLP for the fiscal years ended January 31, 2016 and 2015.

	Fiscal 2016	Fiscal 2015
Audit Fees (1)	$6,208,905	$5,692,000
Audit-Related Fees (2)	$1,584,069	$830,318
Tax Fees (3)	$1,199,519	$958,066
All Other Fees	—	—
Total	$8,992,493	$7,480,384

(1)	Audit Fees consist of fees incurred for professional services rendered for the audit of our annual consolidated financial statements, review of the quarterly consolidated financial statements and foreign statutory audits and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Audit Fees also consist of fees for the attestation of internal control and management’s assessment of internal control as required by Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These include fees for consultations on accounting issues and our compliance with Section 404 the Sarbanes-Oxley Act of 2002.
(3)	Tax Fees consist of fees billed for tax compliance, consultation and planning services.

Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by Ernst & Young LLP to the Company must be pre-approved by the Audit Committee. The Audit Committee uses the following procedures in pre-approving all audit and non-audit services provided by Ernst & Young LLP. At or before the first meeting of the Audit Committee each fiscal year, the Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by Ernst & Young LLP during the year. Quarterly, the Audit Committee is presented with an update of any new audit and non-audit services to be provided by Ernst & Young LLP. The Audit Committee reviews the Company’s update and approves the services outlined therein if such services are acceptable to the Audit Committee.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the chair of the Audit Committee the authority to amend or modify the list of audit and non-audit services and fees. However, approval of such additional or amended services is not permitted if it would affect Ernst & Young LLP’s independence under applicable SEC rules. The chair of the Audit Committee reports any such action taken to the Audit Committee at the next Audit Committee meeting.

All Ernst & Young LLP services and fees in fiscal 2016 were approved according to the procedures described above.

48	2016 Proxy Statement

PROPOSAL 3 —RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (CONTINUED)

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on this proposal in person or by proxy at the Annual Meeting.

The Board of Directors Recommends a Vote FOR Ratification of the Appointment of Ernst & Young LLP

as our Independent Registered Public Accounting Firm.

2016 Proxy Statement	49

PROPOSAL 4 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 4 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to cast an advisory vote to approve the compensation of the Named Executive Officers during fiscal 2016 as disclosed in this Proxy Statement in accordance with the requirements of Section 14A of the Exchange Act. This Proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain the Named Executive

Officers, who are critical to our success, and to align their interests with the long-term interests of our stockholders. Under this program, the Named Executive Officers are rewarded for the achievement of both corporate and individual performance goals, which are intended to result in increased stockholder value. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow for additional details about our executive compensation program, including information about the fiscal 2016 compensation of the Named Executive Officers.

Fiscal Year 2016 Business Highlights

In fiscal 2016 we achieved several significant financial results and we believe the compensation program for the Named Executive Officers was instrumental in helping us achieve strong financial performance, including:

•	Record revenue of $6.67 billion, up 24% year-over-year;

•	Cash from operations of $1.61 billion, up 37% year-over-year; and

•	A fiscal 2016 year-end deferred revenue balance of $4.29 billion, up 29% year-over-year, and an unbilled deferred revenue balance of approximately $7.1 billion.

Our overall compensation objective is to compensate our executives and other employees in a manner that attracts and retains the caliber of individuals needed to manage a high-growth business operation in an innovative and highly competitive industry. For our executives, including the Named Executive Officers, we align our executive compensation program with the interests of our stockholders by tying a significant portion of their compensation to the performance of our common stock and other metrics of Company performance.

The Compensation Committee regularly reviews our executive compensation program in an effort to ensure that our executive compensation structure aligns with our stockholders’ interests. This includes establishing performance target levels based on financial measures believed to be important to our stockholders. The Company also reviews the compensation programs and pay levels of executives from companies of similar size and complexity, as well as companies with which we compete for talent, in an effort to ensure that our executive compensation program is competitive.

We believe that our executive compensation program has been effective at driving the achievement of strong Company performance, appropriately aligning pay and performance and enabling us to attract, retain and incentivize qualified executive talent.

Advisory Vote and Board of Directors’ Recommendation

We request stockholder approval of our fiscal 2016 compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables and the narrative disclosure that accompany the compensation tables in this Proxy Statement). This vote is not intended to address any specific element of compensation, but rather the overall compensation of the Named Executive Officers and the compensation philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask that you vote “FOR” the following resolution:

“RESOLVED, that the stockholders of salesforce.com, inc. approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders

of the Company, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table for Fiscal 2016 and the other compensation tables and narrative disclosure within such Proxy Statement.”

Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on this proposal in person or by proxy at the Annual Meeting.

As an advisory vote, the outcome of the vote on this Proposal is not binding. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders and will consider the outcome of this vote when making future executive compensation decisions.

The Board of Directors Recommends a Vote FOR Approving on an Advisory Basis the Compensation of the Named Executive Officers.

50	2016 Proxy Statement

PROPOSAL 5 —STOCKHOLDER PROPOSAL REGARDING CHANGE IN CONTROL POLICY

PROPOSAL 5 — STOCKHOLDER PROPOSAL REGARDING CHANGE IN CONTROL POLICY

The Company has been advised that the Comptroller of the State of New York, 59 Maiden Lane – 30th Floor, New York, NY 10038, as trustee of the New York State Common Retirement Fund, a beneficial owner of 1,694,700 shares of the Company’s common stock, and the Chevy Chase Trust, 7501 Wisconsin Avenue, Suite 1500W, Bethesda, MD 20814, as trustee of the AFL-CIO Equity Index Fund, a beneficial owner of 173,695 shares of the Company’s common stock, intend to submit the proposal set forth below at the Annual Meeting:

RESOLVED: The shareholders ask the board of directors of salesforce.com, inc. to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive officer, provided, however, that the board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the senior executive officer’s termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not affect any contractual rights in existence on the date this proposal is adopted, and it shall apply only to equity awards made under equity incentive plans or plan amendments that shareholders approve after the date of the 2016 annual meeting.

Supporting Statement by Stockholder Proponent

salesforce.com, inc. (“Company”) allows senior executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with an executive’s performance.

According to last year’s proxy statement, a qualifying termination of employment in connection a change of control could have accelerated the vesting of approximately $69.8 million worth of long-term equity to Company’s seven senior executives, with the Chairman & CEO Marc Benioff entitled to approximately $25.9 million.

We are unpersuaded by the argument that executives somehow “deserve” to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a “pay for performance” philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other major corporations, including Apple, Chevron, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned awards. Research from James Reda & Associates found that over one third of the largest 200 companies now pro rate, forfeit, or only partially vest performance shares upon a change of control.

We urge you to vote FOR this proposal.

The Company’s Statement of Opposition

The Board of Directors recommends a vote AGAINST Proposal 5 for the following reasons:

We believe that it is not in our stockholders’ best interests to impose the proposal’s rigid limitations on potential future benefits in connection with a change of control. Regardless of whether a change of control actually ever occurs, preemptively imposing such limitations would put the Company at a competitive disadvantage in attracting and retaining senior executives with the skills and expertise necessary to lead the Company. We believe this is particularly true in the highly competitive technology sector and in the San Francisco Bay Area where we are headquartered and where the competition for top talent is especially fierce.

We also believe that our existing “double trigger” change of control provisions (i.e., benefits are paid only if both a change in control and a qualifying termination of employment occur) are reasonable and consistent with market practice. The overwhelming majority of our peer companies, and other companies with which we compete for executive talent, provide for accelerated vesting of equity awards in conjunction with a change of control.

Having the ability to similarly offer these benefits is important to remain competitive not only in attracting executive talent, but also in retaining executive talent. Marketplace speculation about potential change of control transactions can occur from time to time, and having such benefits in place minimizes the potential distraction of executives in the face of such speculation. If a potential change of control transaction becomes imminent, the distraction or loss of senior executives could make it more difficult for the potential transaction to be completed and reduce the value achieved for stockholders in the transaction. Change of control

2016 Proxy Statement	51

PROPOSAL 5 —STOCKHOLDER PROPOSAL REGARDING CHANGE IN CONTROL POLICY (CONTINUED)

benefits align the interests of executives with those of stockholders by encouraging executive stability and commitment at a time when executive efforts are critical to outcomes that can significantly affect stockholders.

We believe our Compensation Committee, which is composed entirely of independent directors, is in the best position to design competitive executive compensation arrangements that serve stockholder interests, and that the Committee can do this best when it has the flexibility to exercise its own judgment, taking into account all relevant considerations under the circumstances, including determining whether, and on what conditions, acceleration of vesting or other benefits should occur in connection with a change of control.

Vote Required and Board of Directors’ Recommendation

For the foregoing reasons, the Board believes that this proposal is not in the best interests of the Company or our stockholders, and recommends that you vote AGAINST Proposal 5.

Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on this proposal in person or by proxy at the Annual Meeting.

The Board of Directors Recommends a Vote AGAINST Proposal 5.

52	2016 Proxy Statement

PROPOSAL 6 — STOCKHOLDER PROPOSAL REGARDING SHARE RETENTION POLICY

PROPOSAL 6 — STOCKHOLDER PROPOSAL REGARDING SHARE RETENTION POLICY

The Company has been advised that the International Brotherhood of Electrical Workers Pension Benefit Fund, 900 Seventh Street, NW, Washington, DC, 20001, a beneficial owner of 28,182 shares of the Company’s common stock, intends to submit the proposal set forth below at the Annual Meeting:

RESOLVED:    Shareholders of Salesforce.com (the “Company”) urge the Compensation Committee of the Board of Directors (the “Committee”) to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until reaching normal retirement age or terminating employment with the Company. For the purpose of this policy, normal retirement age shall be defined by the Company’s qualified retirement plan that has the largest number of plan participants. The shareholders recommend that the Committee adopt a share retention percentage requirement of at least 50 percent of net after-tax shares. The policy should prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate the Company’s existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

Supporting Statement by Stockholder Proponent

Equity-based compensation is an important component of senior executive compensation at our Company. While we encourage the use of equity-based compensation for senior executives, we are concerned that our Company’s senior executives are generally free to sell shares received from our Company’s equity compensation plans. In our opinion, the Company’s current share ownership guidelines for its senior executives do not go far enough to ensure that the Company’s equity compensation plans continue to build stock ownership by senior executives over the long-term.

For example, our Company’s share ownership guidelines require the CEO to hold an amount of shares equivalent to four times his base salary or approximately 112,000 shares, whichever is less. In comparison, last year’s proxy statement indicates the CEO currently owns 42,357,094 shares. Such a low ownership requirement is meaningless in this context.

We believe that requiring senior executives to only hold shares equal to a set target loses effectiveness over time. After satisfying these target holding requirements, senior executives are free to sell all the additional shares they receive in equity compensation.

Our proposal seeks to better link executive compensation with long-term performance by requiring a meaningful share retention ratio for shares received by senior executives from the Company’s equity compensation plans. Requiring senior executives to hold a significant percentage of shares obtained through equity compensation plans until they reach retirement age will better align the interests of executives with the interests of shareholders and the Company. A 2009 report by the Conference Board Task Force on Executive Compensation observed that such hold-through-retirement requirements give executives “an ever growing incentive to focus on long-term stock price performance as the equity subject to the policy increases” (available at http://www.conference-board.org/pdf_free/ExecCompensation2009.pdf).

We urge shareholders to vote FOR this proposal.

The Company’s Statement in Opposition

The Board of Directors recommends a vote AGAINST Proposal 6 for the following reasons:

We believe the policy requested in this proposal is ill-advised, would be harmful to the Company, and is not in our stockholders’ interests. In particular, it would pose significant impediments to our ability to recruit and retain top talent at the executive level, potentially requiring us to increase the cost of our compensation programs to remain competitive and putting us at a disadvantage relative to our peers who do not have such restrictions. We believe that is particularly true in the highly competitive technology sector and in the San Francisco Bay Area where we are headquartered and where competition for top talent is especially fierce.

We also believe that our existing policies and practices align the interests of our executives with those of our long-term stockholders, and are more appropriately tailored to achieving that goal and to providing fair and competitive compensation to our executives, than the policy requested in the stockholder proposal.

Our executive compensation program relies heavily on long-term equity compensation awards of various types to attract, retain, incentivize and reward our executive management, as described in the “Compensation Discussion and Analysis” section of this Proxy Statement. In fiscal 2016, long-term equity incentives constituted approximately 80% of the compensation of our Named Executive Officers. We believe that the significant use of long-term equity compensation incentivizes our executives to drive profitable growth and long-term value, which aligns their interests with those of stockholders. Given the significant equity component, the connection between stockholder returns and compensation is strong.

2016 Proxy Statement	53

PROPOSAL 6 — STOCKHOLDER PROPOSAL REGARDING SHARE RETENTION POLICY (CONTINUED)

In addition, we already require our executive officers to retain a meaningful amount of our common stock under requirements imposed by our Corporate Governance Guidelines. Specifically, by the fifth anniversary of their initial appointment as an executive officer (or by March 14, 2018, if later) and thereafter throughout their tenure as an executive officer, our non-CEO executive officers must retain shares equal in value to 1.5x their annual salary. Our CEO, who must retain the lesser of 112,000 shares or shares equal in value to 4x his annual salary, exemplifies the Company’s strong culture of stock ownership and retention. As of the record date, our CEO owned more than 35 million shares of common stock, with a market value of more than $2.5 billion, or approximately 1,600x his base salary. We also prohibit the hedging or pledging of our securities by our executives, which further aligns their interests with the long-term interests of our stockholders. We believe the policy being requested would provide little additional alignment.

In light of our existing policies and practices, we believe this proposal would not enhance stockholder value, and instead would undermine the objectives of our executive compensation program by restricting our executives’ ability to realize the value of the equity compensation they earn over time.

Vote Required and Board of Directors’ Recommendation

For the foregoing reasons, the Board believes that this proposal is not in the best interests of the Company or our stockholders, and recommends that you vote AGAINST Proposal 6.

Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on this proposal in person or by proxy at the Annual Meeting.

The Board of Directors Recommends a Vote AGAINST Proposal 6.

54	2016 Proxy Statement

PROCEDURAL MATTERS

PROCEDURAL MATTERS

General

The Board is soliciting your vote with this Proxy Statement and proxy card for use at the Annual Meeting, to be held on Thursday, June 2, 2016 at 2:00 p.m. local time and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at 50 Fremont Street, San Francisco, California 94105. You will need to bring proof of ownership of Salesforce common stock as of the record date, as well as photo identification, to enter the Annual Meeting. Our Annual Report for fiscal 2016, including our financial statements for fiscal 2016, is also enclosed or available online at the same website as this Proxy Statement. These proxy materials are first being made available to stockholders on or about April 21, 2016.

Stockholders Entitled to Vote; Record Date

As of the close of business on April 7, 2016, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 678,434,080 shares of common stock of the Company, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder. All valid proxies received before the Annual Meeting will be voted according to the instructions thereon.

Stockholders of record may vote at the Annual Meeting:

•	over the Internet at www.envisionreports.com/CRM;

•	by telephone at 1-800-652-VOTE (8683);

•	by mail (if you requested printed copies of the proxy materials to be mailed to you) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-prepaid envelope; or

•	In person at the Annual Meeting.

Stockholders who hold shares in street name should refer to instructions from their broker or organization serving as the recordholder.

Quorum; Abstentions; Broker Non-Votes

The Company’s Bylaws provide that a majority of all shares entitled to vote, whether present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (as defined below) are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

In the election of directors, abstentions will not impact the election of that nominee. In tabulating the voting results for the election of directors, only “for” and “against” votes are counted. For Proposal 2, regarding the Certificate of Incorporation, abstentions are treated as votes against the proposal. For Proposals 3-6, abstentions will have no effect on the voting outcome.

If you hold your Salesforce common stock through a broker, the broker may be prevented from voting shares held in your brokerage account (a “broker non-vote”) unless you have given the broker voting instructions. Thus, if you hold your Salesforce common stock through a broker, it is critical that you cast your vote if you want it to count. If you hold your common stock through a broker and you do not instruct your broker how to vote on Proposals 1, 2, 4, 5 or 6, your vote will be considered a broker non-vote and no votes will be cast on your behalf with respect to such Proposals. Such broker non-votes will have no effect on the voting outcomes of Proposals 1, 4, 5 and 6 and will be treated as votes against Proposal 2.

Your broker will have discretion to vote any uninstructed shares on Proposal 3, the ratification of the appointment of the Company’s independent registered public accounting firm.

Voting; Revocability of Proxies

Voting by attending the meeting.    Stockholders whose shares are registered in their own names may vote their shares in person at the Annual Meeting. Stockholders whose shares are held beneficially through a brokerage firm, bank, broker-dealer, trust or other similar organization (that is, in street name) may vote in person at the Annual Meeting only if such stockholders obtain a legal proxy from the broker, bank, trustee or nominee that holds their shares giving the stockholders the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. If a stockholder attends the Annual Meeting and validly submits his or her vote in person, any previous votes that were submitted by the stockholder will be superseded by the vote that such stockholder validly casts at the Annual Meeting. Your attendance at the Annual Meeting in and of itself will not revoke any prior votes you may have cast. For directions to attend the Annual Meeting, please contact Investor Relations by telephone at (415) 536-6250.

2016 Proxy Statement	55

PROCEDURAL MATTERS (CONTINUED)

Voting of proxies; Discretionary voting.    Stockholders may vote over the Internet, by telephone, by mail, or in person, as described above. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity, to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card. If you do not provide specific voting instructions on a properly executed proxy card or when voting over the phone or Internet, your shares will be voted as recommended by the Board.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment.

Effect of not casting your vote.    If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors, the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation, the advisory vote to approve named executive officer compensation, a stockholder proposal regarding a change in control policy and the stockholder proposal regarding a share retention policy (Proposals 1, 2, 4, 5, and 6 in this Proxy

Statement). Your bank or broker will have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3 in this Proxy Statement).

If you are a stockholder of record, it is also critical that you cast your vote. If you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Revocability of proxy.    You may revoke your proxy by:

•	entering a new vote by telephone or over the Internet;

•	filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares; or

•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself revoke a proxy).

Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent to the Company’s principal executive offices, salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105, Attention: Corporate Secretary.

If a broker, bank or other nominee holds your shares, you must contact them in order to find out how to change your vote.

Expenses of Solicitation

The Company will bear the entire cost of solicitation. In addition, the Company may arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. The Company may use the services of the Company’s directors, officers, employees and others to solicit proxies, personally or by telephone, without additional compensation. The Company has retained Morrow & Co., LLC, 470 West Ave., Stamford, Connecticut, 06902, a proxy solicitation firm, for assistance in connection with the Annual Meeting at a cost of approximately $14,000, plus reasonable out-of-pocket expenses.

Procedure for Submitting Stockholder Proposals

All proposals of stockholders intended to be presented at the Company’s next annual meeting of stockholders, regardless of whether such proposals are intended to be included in the Company’s proxy statement for the next annual meeting of stockholders, must satisfy the requirements set forth in the advance notice of stockholder business provision of the Company’s Bylaws. As summarized below, such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company at our principal executive offices.

To be timely, a stockholder proposal must be received at our principal executive offices no later than the 45th day and no earlier than the 75th day before the one-year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. If the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the previous year’s annual meeting, then notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such annual meeting is first made. Stockholder proposals to be presented at the next annual

56	2016 Proxy Statement

PROCEDURAL MATTERS (CONTINUED)

meeting of stockholders must be received by the Secretary of the Company at our principal executive offices no earlier than February 5, 2017 and no later than March 7, 2017.

To be in proper written form, a stockholder’s notice to the Secretary of the Company must set forth as to each matter of business the stockholder intends to bring before the annual meeting (i) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder(s) proposing such business, (iii) the class and number of shares of the Company which are held of record or are beneficially owned by the stockholder(s), (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder(s) with respect to any securities or the Company, and a description of any other similar agreement, arrangement or understanding, (v) any material interest of the stockholder(s) in such business and (vi) a statement whether such stockholder(s) will deliver a proxy statement and form of proxy to the Company’s stockholders. In addition, to be in proper written form, a stockholder’s notice to the Secretary of the Company must be supplemented not later than ten days following the record date to disclose the information contained in clauses (iii) and (iv) in this paragraph as of the record date.

In addition, any stockholder proposal intended to be included in the Company’s proxy statement for the next annual meeting of stockholders of the Company must also satisfy SEC regulations under Rule 14a-8 of the Exchange Act and be received not later than December 22, 2016. In the event the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before the Company begins to make its proxy materials available. Upon such an occurrence, the Company will publicly announce the deadline for submitting a proposal by means of disclosure in a press release or in a document filed with the SEC.

The requirements for providing advance notice of stockholder business as summarized above are qualified in their entirety by our Bylaws, which we recommend that you read in order to comply with the requirements for bringing a proposal. You may contact the Company’s Secretary at our principal executive offices for a copy of our current Bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our bylaws most recently filed with the SEC and available at www.sec.gov.

Delivery of Proxy Materials

To receive current and future proxy materials in either paper or electronic form, please contact Investor Relations at (415) 536-6250 or investor@salesforce.com.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders, unless the Company has received contrary instructions from one or more of the stockholders. This process, which is commonly referred to as

“householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single set of materials per household, even if more than one stockholder resides in that household. If your proxy statement is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact Investor Relations at (415) 536-6250 or investor@salesforce.com, or write to salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105, Attention: Investor Relations.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2016

The Notice of Annual Meeting, Notice of Internet Availability of Proxy Materials, Proxy Statement and Annual Report are available for shares held of record at www.envisionreports.com/CRM and for shares held in street name at the website noted in the notice provided by your broker.

2016 Proxy Statement	57

TRANSACTION OF OTHER BUSINESS

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Burke F. Norton

Chief Legal Officer, Chief of Corporate and Government Affairs and Secretary

April 21, 2016

58	2016 Proxy Statement

APPENDIX A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SALESFORCE.COM, INC.

(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)

salesforce.com, inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A.         The name of the corporation is salesforce.com, inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was February 3, 1999.

B.         Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

C.         The Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the approval of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation is hereby amended and restated in its entirety to read in full as follows:

FIRST:	The name of the corporation is salesforce.com, inc. (hereinafter sometimes referred to as the “Corporation”).

SECOND:	The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of the registered agent at that address is The Corporation Trust Company.

THIRD:	The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:	A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Billion Six Hundred Five Million (1,605,000,000) shares consisting of:

1. One Billion Six Hundred Million (1,600,000,000) shares of common stock, par value of one-tenth of one cent ($.001) per share (the “Common Stock”).

2. Five Million (5,000,000) shares of preferred stock, par value of one-tenth of one cent ($.001) per share (the “Preferred Stock”).

B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

FIFTH:	The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

2016 Proxy Statement	A-1

C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D. Special meetings of stockholders of the Corporation may be called only by either the Board of Directors, the Chairman of the Board or the President of the Corporation.

SIXTH:	A. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the number of directors shall be fixed from time to time exclusively by the Board of Directors. All directors shall be elected to hold office for a term expiring at the first annual meeting of stockholders held following their election and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the first annual meeting of stockholders held following their election and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

SEVENTH:	The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

EIGHTH:	A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH:	The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Sections C and D of Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH.

D.        The stockholders of the Corporation took action on             , 2016 at an annual meeting of stockholders in accordance with the applicable provisions of Sections 222 and 242 of the Delaware General Corporation Law in order to approve the foregoing amendment and restatement.

[Signature page follows]

A-2	2016 Proxy Statement

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this             day of             2016.

SALESFORCE.COM, INC.

By:
Name:
Title:

2016 Proxy Statement	A-3

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1, FOR
Proposals 2, 3, and 4, and AGAINST Proposals 5 and 6.

1. ELECTION OF DIRECTORS Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
1a - Marc Benioff	☐	☐	☐	1b - Keith Block	☐	☐	☐	1c - Craig Conway	☐	☐	☐

1d - Alan Hassenfeld	☐	☐	☐	1e - Neelie Kroes	☐	☐	☐	1f - Colin Powell	☐	☐	☐

1g - Sanford Robertson	☐	☐	☐	1h - John V. Roos	☐	☐	☐	1i - Lawrence Tomlinson	☐	☐	☐

1j - Robin Washington	☐	☐	☐	1k - Maynard Webb	☐	☐	☐	1l - Susan Wojcicki	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	APPROVAL OF THE AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION TO CLARIFY PROVISIONS RELATED TO REMOVAL OF DIRECTORS	☐	☐	☐	3.	RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	☐	☐	☐
					5.	STOCKHOLDER PROPOSAL FOR POLICY LIMITING CHANGE IN CONTROL BENEFITS	☐	☐	☐
4.	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	☐	☐	☐	6.	STOCKHOLDER PROPOSAL FOR SHARE RETENTION POLICY FOR SENIOR EXECUTIVES	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

NOTE: Please mark the proxy, sign exactly as your name appears herein, and return it promptly in the enclosed, addressed envelope. When shares are held by joint tenants, both parties should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized person. If a partnership, please sign in full partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — salesforce.com, inc.

Proxy for Annual Meeting of Stockholders Solicited by the Board of Directors

The undersigned hereby appoints Marc Benioff, Mark Hawkins and Burke Norton, or any of them, with full power of substitution, to represent the undersigned and to vote all the shares of common stock of salesforce.com, inc. (the “Company”) the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 2, 2016, at 2:00 p.m., local time, at 50 Fremont Street, San Francisco, California 94105 and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side. For directions to attend the Annual Meeting, please contact Investor Relations by telephone at (415) 536-6250.

This Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted “FOR” all nominees in Proposal 1, “FOR” Proposals 2, 3, and 4, and “AGAINST” Proposals 5 and 6.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders, Proxy Statement and the Company’s 2016 Annual Report.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE AS RECOMMENDED BY THE BOARD OF DIRECTORS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

(Continued and to be dated and signed on the reverse side.)